As filed with the Securities and Exchange Commission on May 23, 2013

File No. 333-187853

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POLYMET MINING CORP.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	-------------------	Not Applicable
(State or other jurisdiction of
incorporation or	(Primary Standard Industrial	(I.R.S. Employer
organization)	Classification Code Number)	Identification Number)

First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario Canada M5X 1C7
Telephone: (416) 915-4149
(Address and telephone number of Registrant’s principal executive offices)

Douglas Newby
Poly Met Mining, Inc.
444 Cedar Street, Suite 2060
St Paul, Minnesota 55101
Telephone: (651) 389-4100
(Name, address, and telephone number of agent for service)

Copies to:

Henry I. Rothman	Mitchell G. Gropper
Joseph Walsh	Denise C. Nawata
Troutman Sanders LLP	Farris, Vaughan, Wills and Murphy
The Chrysler Building	LLP
405 Lexington Avenue	PO Box 10026, Pacific Centre South
New York, NY 10174	25th Floor, 700 W Georgia Street
Tel: 212.704.6000	Vancouver, BC
Canada V7Y 1B3
Tel: 604.684.9151

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. [ x ] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. [    ] at some future date (check the appropriate box below)

     1. [    ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

     2. [    ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

     3. [    ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

     4. [    ] after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Rights			U.S. $60,480,000	U.S. $8,250
Common Shares

(1)

$8,124 of the fee was previously paid. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the “Securities Act of 1933”). If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the issuer is organized under the laws of British Columbia, Canada, that many of its directors and officers, and some or all of the experts named in this short form prospectus, are residents of Canada or otherwise reside outside the United States, and that a substantial portion of the assets of said persons are located outside the United States. See “ENFORCEABILITY OF CIVIL LIABILITIES”.

THE SECURITIES OFFERED BY THIS PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this short form prospectus in accordance with the disclosure requirements of Canada. You should be aware that those requirements are different from those of the United States. Financial statements incorporated by reference into this prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and may not be comparable to financial statements prepared in accordance with United States generally accepted accounting principles.

Shareholders in the United States should be aware that the ownership and disposition of the Rights and Common Shares issuable upon the exercise of Rights by them as described herein may have tax consequences both in the United States and Canada. Such shareholders are encouraged to consult their tax advisors in that regard.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of PolyMet Mining Corp. at First Canadian Place, 100 King Street West, Suite 5700, Toronto, Ontario, M5X 1C7, telephone (416) 915-4149 and are also available electronically at www.sedar.com.

Short Form Prospectus

Rights Offering	May 23, 2013

POLYMET MINING CORP.
US$60,480,000
Offering of Rights to Subscribe for up to 91,636,202 Common Shares
at a Price of US$0.66 per Common Share

PolyMet Mining Corp. (the “Corporation”) is distributing to the holders of its outstanding common shares (the “Common Shares”) of record (“Shareholders”) at 5:00 p.m. (Eastern time) on June 4, 2013 (the “Record Date”) one right (the “Right”) for each Common Share held which will entitle the Shareholders to subscribe for up to an aggregate of 91,636,202 Common Shares for gross proceeds to the Corporation of approximately US$60,480,000 (the “Rights Offering”), assuming exercise of all Rights.

The Rights are evidenced by transferable certificates in registered form (the “Rights Certificates”). Each Shareholder (other than an Ineligible Holder as defined herein) is entitled to one Right for each Common Share held on the Record Date. For each two Rights held, the holder thereof (other than an Ineligible Holder) is entitled to purchase one Common Share (the “Basic Subscription Privilege”) at a price of US$0.66 per Common Share (the “Subscription Price”) prior to 5:00 p.m. (Eastern time) (the “Expiry Time”) on July 3, 2013 (the “Expiry Date”). No fractional Common Shares will be issued. RIGHTS NOT EXERCISED BEFORE THE EXPIRY TIME WILL BE VOID AND OF NO VALUE. Shareholders who exercise in full the Basic Subscription Privilege for their Rights are also entitled to subscribe for additional Common Shares (the “Additional Shares”), if available, pursuant to an additional subscription privilege (the “Additional Subscription Privilege”). See “DESCRIPTION OF OFFERED SECURITIES -- Additional Subscription Privilege”. Any subscription for Common Shares will be irrevocable once submitted.

	Offering Price	Proceeds to the Corporation(1)
Per Common Share	US$0.66	US$0.64
Total	US$60,480,000	US$58,850,000

______________________________
Note:
(1)

After deducting the expenses of the Rights Offering, estimated to be approximately US$568,737, and the Standby Fee (as defined herein) equal to 2.00% of the Maximum Investment (as defined herein), regardless of how many Standby Shares (as defined herein) the Standby Purchaser (as defined herein) purchases, being US$1,061,263 pursuant to the Standby Commitment (as defined herein), which Standby Fee is payable in cash upon closing of the Rights Offering.

This prospectus qualifies the distribution of the Rights as well as the Common Shares issuable upon exercise of the Rights and the Standby Shares (as defined herein) (collectively, the “Offered Securities”) in the provinces of British Columbia, Alberta and Ontario. This prospectus also covers the offer and sale of the Offered Securities in the United States (together with British Columbia, Alberta and Ontario, the “Eligible Jurisdictions”) under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). The Toronto Stock Exchange (the “TSX”) has conditionally approved the listing of the Rights and Common Shares issuable upon the exercise of the Rights. The listing is subject to the Corporation fulfilling all of the requirements of the TSX on or before noon on the seventh trading day preceding the record date for the Rights Offering. The Corporation has applied to list the Rights and Common Shares issuable upon the exercise of the Rights on the NYSE MKT LLC (“NYSE MKT”). The approval of such listing will be subject to the Corporation fulfilling all of the listing requirements of the NYSE MKT. It is expected that the Rights will cease trading on the TSX at noon (Eastern time) on the Expiry Date and on the NYSE MKT at the close of trading (Eastern time) on the business day immediately preceding the Expiry Date. There is currently no market through which the Rights may be sold and there can be no assurance that an active trading market will develop in the Rights. Holders of Rights may not be able to sell the Rights qualified by this prospectus. To the extent an active trading market does not develop, the pricing of the Rights in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation may be adversely affected. See “RISK FACTORS”. The currently outstanding Common Shares are listed and posted for trading on the TSX under the symbol “POM” and on the NYSE MKT under the symbol “PLM”. On May 23, 2013, the closing price for the Common Shares on the TSX was $1.18 per Common Share and on the NYSE MKT US$1.15 per Common Share.

Prospective investors should be aware that the acquisition or disposition of the securities described in this Prospectus and the expiry of an unexercised Right may have tax consequences in Canada, the United States, or elsewhere, depending on each particular prospective investor’s specific circumstances. Such consequences may not be described fully herein. Prospective investors should consult their own tax advisors with respect to such tax considerations.

Computershare Investor Services Inc. (the “Subscription Agent”), at its principal office in the city of Toronto (the “Subscription Office”), is the subscription agent for this Rights Offering. See “DESCRIPTION OF OFFERED SECURITIES -- Subscription and Transfer Agent”.

For Common Shares held through a securities broker or dealer, bank or trust company or other participant (a “Participant”) in the book based system administered by CDS Clearing and Depository Services Inc. (“CDS”) or in the book-based system administered by the Depository Trust Company (“DTC”), a subscriber may subscribe for Common Shares by instructing the Participant holding the subscriber’s Rights to exercise all or a specified number of such Rights and forwarding the Subscription Price for each Common Share subscribed for to such Participant in accordance with the terms of this Rights Offering. A subscriber wishing to subscribe for Additional Shares pursuant to the Additional Subscription Privilege must forward its request to the Participant that holds the subscriber’s Rights and such request must be received by the Subscription Agent prior to the Expiry Time on the Expiry Date, along with payment for the number of Additional Shares requested. Any excess funds will be returned by mail or credited to the subscriber’s account with its Participant without interest or deduction. Subscriptions for Common Shares made through a Participant will be irrevocable and subscribers will be unable to withdraw their subscriptions for Common Shares once submitted. See “DESCRIPTION OF OFFERED SECURITIES -- Rights Certificate -- Common Shares Held Through CDS” and “-- Rights Certificate -- Common Shares Held Through DTC”. We refer to Participants in CDS as “CDS Participants” and to Participants in DTC as “DTC Participants”.

For Common Shares held in registered form, a Rights Certificate evidencing the number of Rights to which a holder is entitled will be mailed with a copy of this prospectus to each registered Shareholder as of 5:00 p.m. (Eastern time) on the Record Date. In order to exercise the Rights represented by the Rights Certificate, the holder of Rights must complete and deliver the Rights Certificate to the Subscription Agent in the manner and upon the terms set out in this prospectus. All exercises of Rights are irrevocable once submitted. See “DESCRIPTION OF OFFERED SECURITIES -- Rights Certificate -- Common Shares Held in Registered Form”.

If a Shareholder does not exercise, or sells or otherwise transfers, its Rights, then such Shareholder’s current percentage ownership in the Corporation will be diluted as a result of the exercise of Rights by other Shareholders.

This prospectus qualifies the distribution of the Offered Securities in the Eligible Jurisdictions. The Offered Securities are not being distributed or offered to Shareholders in any jurisdiction other than the Eligible Jurisdictions (an “Ineligible Jurisdiction”) and, except under the circumstances described herein, Rights may not be exercised by or on behalf of a holder of Rights resident in an Ineligible Jurisdiction (an “Ineligible Holder”). This prospectus is not, and under no circumstances is to be construed as, an offering of any Rights or Common Shares for sale in any Ineligible Jurisdiction or a solicitation therein of an offer to buy any securities. Rights Certificates will not be sent to Shareholders with addresses of record in any Ineligible Jurisdiction. Instead, such Ineligible Holders will be sent a letter advising them that their Rights Certificates will be held by the Subscription Agent, who will hold such Rights as agent for the benefit of all such Ineligible Holders. See “DESCRIPTION OF OFFERED SECURITIES -- Ineligible Holders”.

Under a standby purchase agreement dated April 10, 2013 (the “Standby Purchase Agreement”), Glencore AG (the “Standby Purchaser”), the Corporation’s largest shareholder, which owns approximately 25.6% of the outstanding Common Shares, has agreed, subject to certain terms, conditions and limitations, including but not limited to the Maximum Investment (as defined herein) to purchase at the Subscription Price, any Common Shares offered under the Rights Offering not otherwise subscribed for by holders of Rights pursuant to their Basic Subscription Privilege and Additional Subscription Privilege (such Common Shares being the “Standby Shares”). Under the Basic Subscription Privilege, the Additional Subscription Privilege and the Standby Purchase Agreement, the Standby Purchaser may acquire up to 80,398,727 Offered Securities (the “Standby Commitment”). See “STANDBY COMMITMENT”. This prospectus also qualifies the issuance of the Standby Shares.

Pursuant to the Standby Purchase Agreement, the maximum number of Offered Securities that the Standby Purchaser can acquire pursuant to its Basic Subscription Privilege, Additional Subscription Privilege and/or Standby Commitment (the “Maximum Investment”) is the lesser of: (a) the Market Capitalization Limit (as defined herein); and (b) the HSR Act Limit (as defined herein).

The market capitalization limit (the “Market Capitalization Limit”) is equal to 80,398,727 Common Shares, calculated by dividing (x) by (y), where (x) is US$53,063,160 (which is 24.99% of the Corporation's market capitalization as of the date of execution of the Standby Purchase Agreement less (A) the Standby Fee and (B) the fair market value of all other transactions contemplated by the Rights Offering, the Standby Purchase Agreement and related transactions in so far as they relate to the Standby Purchaser (other than the Bridge Loan (as defined herein)) as determined by the Board acting reasonably) and (y) is the Subscription Price.

Under the Standby Purchase Agreement, the Standby Purchaser's ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)) can hold (within the meaning of the HSR Act) not more than 49.99% of the Corporation’s outstanding Common Shares following allocation of the Offered Securities to the holders of Rights (the “HSR Act Limit”). Assuming no Market Capitalization Limit, and if no holder of Rights, other than the Standby Purchaser, exercises any Rights, no additional securities are issued by the Corporation and no additional securities are acquired by the Standby Purchaser prior to the Expiry Time, the HSR Act would limit the Standby Purchaser to purchasing 89,282,209 Common Shares under its Basic Subscription Privilege, Additional Subscription Privilege and/or Standby Commitment.

The Standby Purchase Agreement may be terminated by the Standby Purchaser prior to the Expiry Time in certain circumstances. In consideration of the agreement of the Standby Purchaser to purchase the Standby Shares as provided above, the Standby Purchaser will be entitled to a fee at the closing of the Rights Offering equal to 2.00% of the Maximum Investment being US$1,061,263, regardless of how many Standby Shares the Standby Purchaser purchases (the “Standby Fee”). The Standby Fee will be payable in cash in immediately available funds by wire transfer to the account designated by the Standby Purchaser. See “STANDBY COMMITMENT”.

The Corporation and the Standby Purchaser have agreed to enter into a corporate governance agreement in connection with any closing of the Rights Offering under which, effective January 1, 2014, the Standby Purchaser may nominate for election that number of the directors of the Corporation which is proportionate to the Standby Purchaser's holdings of issued and outstanding Common Shares (on a fully diluted basis) relative to all the issued and outstanding Common Shares (on a fully diluted basis) subject to certain limitations including that the Standby Purchaser may not nominate for election more than 49% (rounding down) of the board of directors of the Corporation (the “Board”). The Corporation shall make a written recommendation to Shareholders prior to any meeting where directors are to be elected in favour of the election of the Standby Purchaser’s nominees to the Board.

Certain legal matters relating to Canadian law in connection with the Rights Offering will be passed upon on our behalf by Farris, Vaughan, Wills & Murphy LLP (“Farris”), British Columbia, Canada and certain legal matters relating to United States laws will be passed upon on our behalf by Troutman Sanders LLP, New York, New York.

The Standby Purchaser is not engaged as an underwriter in connection with the Rights Offering and has not been involved in the preparation of, or performed any review of, this prospectus in the capacity of an underwriter. No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

Investments in Rights and the Common Shares underlying such Rights are subject to a number of risks. See “RISK FACTORS” for a discussion of factors that should be considered by prospective investors and their advisors in assessing the appropriateness of an investment in the Rights or the Common Shares underlying such Rights.

The Corporation's registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 and the Corporation's head office is located at 444 Cedar Street, Suite 2060, Saint Paul, Minnesota, 55101.

Certain persons signing a certificate under Part 5 of National Instrument 41-101- General Prospectus Requirements, reside outside of Canada. Although these individuals, Messrs. Jonathan Cherry and Douglas Newby, have appointed Farris as their agent for service of process in British Columbia, it may not be possible for investors to enforce judgments obtained in Canada against Messrs. Cherry and Newby.

EXCHANGE RATE INFORMATION

The following table reflects the high and low rates of exchange for one United States dollar, expressed in Canadian dollars, during the periods noted, the rates of exchange at the end of such periods and the average of such rates of exchange for each period, based on the Bank of Canada noon spot rate of exchange. On May 23, 2013, the Bank of Canada noon spot rate of exchange was US$1.00 equals C$1.031.

Annual Data
	High	Low	End	Average
Year Ended	($)	($)	($)	($)
January 31, 2013	1.0418	0.9710	0.9992	0.9978
January 31, 2012	1.0604	0.9449	1.0052	0.9907
January 31, 2011	1.0778	0.9862	1.0022	1.0260

GENERAL MATTERS

     In this prospectus, “PolyMet”, “we”, “us” and “our” refer collectively to the Corporation and its consolidated subsidiaries, unless the context otherwise requires. All references in this prospectus to “dollars” or “$” are to Canadian dollars unless otherwise noted. All references to “U.S. dollars” or “US$” are to United States dollars. The Corporation’s financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The Corporation prepares its financial statements in United States dollars.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC under the U.S. Securities Act a registration statement on Form F-10 relating to the Offered Securities being offered hereunder and of which this prospectus forms a part. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov.

     We file with the securities commissions or similar authorities in each of the provinces of British Columbia, Alberta and Ontario (the “Canadian Securities Authorities”) material change reports, annual and quarterly reports and other information. We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, we also file certain reports with and furnish other information to the SEC. You may read any document we file with or furnish to the SEC at the SEC’s public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact them at www.sec.gov for further information on the public reference rooms.

     You may also access our disclosure documents and any reports, statements or other information that we file with the Canadian Securities Authorities through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR and which may be accessed at www.sedar.com. SEDAR is the Canadian equivalent of the SEC’s Electronic Document Gathering Analysis and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov.

CAUTIONARY STATEMENT WITH REGARD TO FORWARD-LOOKING STATEMENTS

     Certain statements contained in this prospectus and in the documents incorporated by reference in this prospectus, constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” under the provisions of Canadian provincial securities laws. Forward-looking statements are frequently characterized by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” “projects,” “plans,” and similar expressions, or statements that events, conditions or results “will,” “may,” “could,” or “should” occur or be achieved or their negatives or other comparable words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. In making the forward-looking statements in this prospectus, we have applied several material assumptions, including, but not limited to, the assumption that: (1) market fundamentals will result in copper, nickel and precious metals being sustained at sufficient levels to enable the NorthMet Project (as defined herein), once completed, to be able to sell its products and operate economically; (2) the operations of the NorthMet Project, once completed, will be viable operationally; (3) the project financing, equipment financing and any other financing that may be needed for the NorthMet Project will be available on commercially reasonable terms; (4) the Corporation will be able to pay back the Bridge Loan; (5) the Standby Purchase Agreement will not be terminated; (6) the Corporation will be able to obtain the necessary permits; and (7) the Rights Offering will close. The statements, including the statements contained in our Annual Report on Form 20-F under Item 3D “Risk Factors,” Item 4B “Business Overview,” Item 5 “Operating and Financial Review and Prospects,” and Item 11 “Quantitative and Qualitative Disclosures About Market Risk,” are inherently subject to a variety of risks and uncertainties that could cause actual results, performance or achievements to differ significantly. Statements relating to “mineral reserves” or “mineral resources” are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions that the mineral reserves and mineral resources described can be profitably produced in the future. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Forward-looking statements include statements regarding the outlook for our future operations, plans and timing for our exploration and development programs, statements about future market conditions, supply and demand conditions, forecasts of future costs and expenditures, the outcome of legal proceedings, and other expectations, intentions and plans that are not historical fact. You are cautioned that any such forward-looking statements are not guarantees and may involve risks and uncertainties. Our actual results may differ materially from those in the forward-looking statements due to risks facing us or due to actual facts differing from the assumptions underlying our predictions. Some of these risks and assumptions include:

  completion of environmental review;

  inability to finance project development;

  obtaining permits on a timely basis;

  general economic and business conditions, including changes in interest rates and exchange rates;

  prices of natural resources, costs associated with mineral exploration and development, and other economic conditions;

  natural phenomena;

  actions by government authorities, including changes in government regulation;

  uncertainties associated with legal proceedings;

  changes in the resources market;

  future decisions by management in response to changing conditions;

  our ability to execute prospective business plans; and

  misjudgments in the course of preparing forward-looking statements.

     We advise you that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Except as required by law, we are not under any obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we file from time to time with the Canadian Securities Authorities and the SEC and which are incorporated by reference herein.

     All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and the “RISK FACTORS” section of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

     The Corporation is a corporation incorporated under the Business Corporations Act (British Columbia) (“BCBCA”). Certain of the Corporation’s directors, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States. Concurrent with the filing of this prospectus, the Corporation has appointed an agent for service of process in the United States (described below), but it may be difficult for Shareholders that reside in the United States to effect service within the United States upon those directors and experts that are not resident in the United States. It may also be difficult for Shareholders that reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of its directors, officers and experts under the U.S. federal securities laws. The Corporation has been advised by its Canadian counsel, Farris, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained assumed jurisdiction on the same basis that a court in Canada would assume jurisdiction. The Corporation has also been advised by Farris, however, that there is substantial doubt whether an action could be maintained in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

     The Corporation has filed with the SEC, concurrently with its registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation has appointed Douglas J. Newby as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a U.S. court arising out of or related to or concerning the offering of the securities under this prospectus.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

     This prospectus has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all reserve and resource estimates included or incorporated by reference in this prospectus have been prepared in accordance with Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”), and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for public disclosure an issuer makes of scientific and technical information concerning mineral projects.

     Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained or incorporated by reference in this prospectus may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported by the Corporation in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein and in the documents incorporated herein by reference may not be comparable with information made public by companies that report in accordance with U.S. standards.

     See page 23 of the Corporation’s annual information form filed on April 22, 2013 on Form 20-F, for the year ended January 31, 2013 (the “2013 AIF”) and filed on EDGAR at www.sec.gov, for a description of certain mining terms used in this prospectus and the documents incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

     Information has been incorporated by reference in this prospectus from documents filed with the Canadian Securities Administrators. Information that is incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which were filed with the Canadian Securities Authorities under applicable Canadian securities laws and, subject to certain exceptions, with the SEC.

     The following documents of the Corporation are specifically incorporated by reference into and form an integral part of this prospectus:

1.	our 2013 AIF, filed on SEDAR on April 22, 2013;

2.

our audited consolidated financial statements, filed on SEDAR on April 22, 2013, including notes thereto, as at January 31, 2013 and January 31, 2012 and for the years ended January 31, 2013, 2012 and 2011, together with the auditors’ report thereon, and the management’s discussion and analysis relating thereto (the “Annual MD&A”) (collectively, the “Annual Financial Statements”);

3.	our management information circular dated June 7, 2012 in connection with our annual and special meeting of shareholders held on July 10, 2012 (the “2012 Circular”);

4.

our material change report dated October 15, 2012 announcing that pursuant to a subscription agreement entered into November 12, 2010, the Corporation and the Standby Purchaser completed the final tranche of a three tranche distribution;

5.

our material change report dated April 17, 2013 announcing the filing of the preliminary short form prospectus in connection with the Rights Offering and the entering into of the Standby Purchase Agreement; and

6.	our material change report dated May 14, 2013 announcing the completion of the drafting of the preliminary supplemental draft Environmental Impact Statement.

     Any documents of the Corporation of the type described in section 11.1 of Form 44-101F1 – Short Form Prospectus filed by the Corporation with any securities regulatory authorities after the date of this prospectus and prior to the termination of this distribution will be deemed to be incorporated by reference into this prospectus. In addition, to the extent that any document or information incorporated by reference in this prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. In addition, we may incorporate by reference into this prospectus information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not, except as so modified or superseded, be deemed to constitute a part of this prospectus.

SUMMARY

     The following is a summary of the principal features of the Rights Offering and should be read together with, and is qualified in its entirety by, the more detailed information and financial data and statements contained elsewhere or incorporated by reference in this prospectus. Certain terms used in this summary and in the prospectus are defined elsewhere herein.

Issuer:	PolyMet Mining Corp.

The Rights Offering:

Rights to subscribe for up to an aggregate of 91,636,202 Common Shares. If additional Common Shares are issued prior to the Record Date pursuant to the exercise or exchange of outstanding warrants or options, additional Rights will be issued. Each Shareholder on the Record Date will receive one Right for each Common Share held.

Record Date:	June 4, 2013.

Commencement Date:	June 6, 2013.

Expiry Date:	July 3, 2013.

Expiry Time:	5:00 p.m. (Eastern time) on the Expiry Date. Rights not exercised before the Expiry Time on the Expiry Date will be void and have no value and will no longer be exercisable for any Common Shares.

Subscription Price:	US$0.66 per Common Share.

Net Proceeds:

Assuming exercise in full of the Rights, approximately US$58,850,000, after deducting the estimated expenses of the Rights Offering of approximately US$568,737 and the Standby Fee equal to 2.00% of the Maximum Investment being US$1,061,263, regardless of how many Standby Shares the Standby Purchaser purchases.

Basic Subscription Privilege:

Each two Rights entitle the holder thereof (other than an Ineligible Holder) to subscribe for one Common Share upon payment of the Subscription Price. Where the exercise of Rights would appear to entitle a holder of Rights to receive fractional Common Shares, the holder’s entitlement will be reduced to the next lowest whole number of Common Shares. The Corporation will not be required to issue fractional Common Shares or pay cash in lieu thereof. See “DESCRIPTION OF OFFERED SECURITIES -- Basic Subscription Privilege”.

Additional Subscription Privilege:

Holders of Rights who exercise in full the Basic Subscription Privilege for their Rights are also entitled to subscribe pro rata for additional Common Shares, if any, not otherwise purchased pursuant to the Basic Subscription Privilege. See “DESCRIPTION OF OFFERED SECURITIES -- Additional Subscription Privilege”.

Exercise of Rights:

For all Shareholders whose Common Shares are held in registered form with an address of record in an Eligible Jurisdiction, a Rights Certificate representing the total number of Rights to which such Shareholder is entitled as at the Record Date will be mailed with a copy of this prospectus to each such Shareholder. In order to exercise the Rights represented by the Rights Certificate, such holder of Rights must complete and deliver the Rights Certificate in accordance with the instructions set out under “DESCRIPTION OF OFFERED SECURITIES -- How to Complete the Rights Certificate”.

For Common Shares held through a Participant in the book-based system administered by CDS or in the book-based system administered by DTC, a Shareholder in an Eligible Jurisdiction or an Approved Eligible Holder (as defined herein) may exercise the Rights issued in respect of such Common Shares (under either the Basic Subscription Privilege or the Additional Subscription Privilege) by: (a) instructing the Participant holding such Rights to exercise all or a specified number of such Rights pursuant to the Basic Subscription Privilege, and if desired by such holder, pursuant to the Additional Subscription Privilege; and (b) forwarding to such Participant the Subscription Price for each Common Share that such holder wishes to subscribe for in accordance with the terms of this Rights Offering.

Holders that wish to exercise Rights issued in respect of Common Shares held through a Participant should contact such Participant to determine how Rights may be exercised. The entire Subscription Price for any Common Shares purchased must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time on the Expiry Date. Accordingly, subscribers must provide the Participant holding their Rights with instructions and the required payment sufficiently in advance of the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of instructions and payment. See “DESCRIPTION OF OFFERED SECURITIES -- Rights Certificate -- Common Shares Held Through CDS”.

If your Rights are held of record through DTC, you may exercise your Basic Subscription Privilege or your Additional Subscription Privilege through the DTC’s “PSOP” function by instructing DTC to charge your applicable DTC account for the Subscription Price for the Common Shares and deliver such amount to the Subscription Agent. The Subscription Agent must receive the required subscription documents and the Subscription Price for any Common Shares sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of the Rights. See “DESCRIPTION OF OFFERED SECURITIES -- Rights Certificate -- Common Shares Held Through DTC”.

Subscriptions for Common Shares will be irrevocable and subscribers will be unable to withdraw their subscriptions for Common Shares once submitted. See “CANADIAN PURCHASER’S STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION”.

If the delivered Subscription Price is greater than the amount you owe for your subscription, the Subscription Agent will return the excess amount to you by mail, without interest or deduction, promptly after the closing of the Offering, which is anticipated to occur on or about July 5, 2013. If the Rights Offering does not proceed, the Subscription Price made pursuant to the Basic Subscription Privilege and Additional Subscription Privilege will be returned promptly to the Subscribers by the Subscription Agent without interest or deduction. See “DESCRIPTION OF OFFERED SECURITIES -- Basic Subscription Privilege” and “-- Additional Subscription Privilege”.

Shareholders in Ineligible Jurisdictions:

This Rights Offering is made in all of the Eligible Jurisdictions. No subscription under the Basic Subscription Privilege nor under the Additional Subscription Privilege will be accepted from any person, or such person’s agent, who appears to be, or who the Corporation has reason to believe is, an Ineligible Holder, except that the Corporation may accept subscriptions in certain circumstances from persons in such jurisdictions if the Corporation determines that such offering to and subscription by such person or agent is lawful and in compliance with all securities and other laws applicable in the jurisdiction where such person or agent is resident (each, an “Approved Eligible Holder”). No Rights Certificates will be mailed to Ineligible Holders and Ineligible Holders will not be permitted to exercise their Rights. Holders of Common Shares who have not received Rights Certificates but are resident in an Eligible Jurisdiction or wish to be recognized as Approved Eligible Holders should contact the Subscription Agent at the earliest possible time. Rights of Ineligible Holders will be held by the Subscription Agent until 5:00 p.m. (Eastern time) on June 26, 2013 in order to provide the beneficial holders outside the Eligible Jurisdictions an opportunity to claim the Rights Certificate by satisfying the Corporation that the exercise of their Rights will not be in violation of the laws of the applicable jurisdiction. After such time, the Subscription Agent will attempt to sell the Rights of such registered Ineligible Holders on such date or dates and at such price or prices as the Subscription Agent will determine in its sole discretion. See “DESCRIPTION OF OFFERED SECURITIES -- Ineligible Holders”.

Standby Commitment:

Under the Standby Purchase Agreement, the Standby Purchaser has agreed subject to, among other things, the Maximum Investment to purchase, at the Subscription Price, as principal and not with a view to resale or distribution, the Standby Shares. The Standby Purchaser is not engaged as an underwriter in connection with the Rights Offering and has not been involved in the preparation of, or performed any review of, this prospectus in the capacity of an underwriter. The Standby Purchase Agreement may be terminated by the Standby Purchaser prior to the Expiry Time in certain circumstances. In consideration of the agreement of the Standby Purchaser to purchase the Standby Shares as provided in the Standby Purchase Agreement, the Standby Purchaser will be entitled to a fee equal to 2.00% of the Maximum Investment being US$1,061,263, regardless of how many Standby Shares the Standby Purchaser purchases, payable in cash in immediately available funds by wire transfer to the account designated by the Standby Purchaser, upon closing of the Rights Offering. See “STANDBY COMMITMENT”. The Corporation and the Standby Purchaser have agreed to enter into a corporate governance agreement in connection with any closing of the Rights Offering under which, effective January 1, 2014, the Standby Purchaser may nominate for election that number of the directors of the Corporation which is proportionate to the Standby Purchaser's holdings of issued and outstanding common shares (on a fully diluted basis) relative to all the issued and outstanding common shares (on a fully diluted basis) subject to certain limitations including that the Standby Purchaser may not nominate for election more than 49% (rounding down) of the directors to the Board. The Corporation shall make a written recommendation to Shareholders prior to any meeting where directors are to be elected in favour of the election of the Standby Purchaser’s nominees to the Board.

Use of Proceeds:

The Corporation intends to use the net proceeds of this Rights Offering to repay the Bridge Loan and for permitting and other costs associated with the development of the NorthMet Project in St. Louis County, Minnesota (the “NorthMet Project”), and general corporate purposes.

Listing and Trading:

The TSX has conditionally approved the listing of the Rights and Common Shares issuable upon the exercise of the Rights. The listing is subject to the Corporation fulfilling all of the requirements of the TSX on or before noon on the seventh trading day preceding the record date for the Rights Offering. The Corporation has applied to list the Rights and Common Shares issuable upon the exercise of the Rights on the NYSE MKT. The approval of such listing will be subject to the Corporation fulfilling all of the listing requirements of the NYSE MKT. It is expected that the Rights will cease trading on the TSX at noon (Eastern time) on the Expiry Date and on the NYSE MKT at the close of trading (Eastern time) on the business day immediately preceding the Expiry Date.

Risk Factors:	The receipt of Rights and an investment in Common Shares are subject to a number of risk factors. See “RISK FACTORS”.

THE CORPORATION

     PolyMet was incorporated under the predecessor to the BCBCA on March 4, 1981 under the name Fleck Resources Ltd., which we changed to PolyMet Mining Corp. on June 10, 1998. The Corporation is a development stage company engaged in the exploration and development of natural resource properties. Currently our sole mineral property is the NorthMet Project.

Our Business

     In the fiscal years ended January 31, 2013, 2012, and 2011 and to date, the Corporation conducted exploration, development and acquisition activities only and did not conduct any operations that generated revenues. Thus, we rely principally on equity or debt convertible into equity financings to fund our projects and expenditures.

     Since 2003, the Corporation has focused on commencing commercial production on our NorthMet Project. We have focused our efforts on four main areas:

     Acquisition of the Erie Plant. The Erie Plant is a large processing facility and associated infrastructure located approximately six miles west of our NorthMet ore body. On November 15, 2005 and December 20, 2006, the Corporation entered into a total of three Contracts for Deed with Cliffs Erie LLC, a subsidiary of Cliffs Natural Resources Inc. (formerly Cleveland Cliffs, Inc.) (“Cliffs”), under which the Corporation now owns a 100,000 ton-per-day crushing and milling facility, a railroad and railroad access rights connecting the Erie Plant to the NorthMet ore body, tailings facilities, 120 railcars, locomotive fueling and maintenance facilities, water rights and pipelines, large administrative offices on site and approximately 6,000 acres to the east and west of and contiguous to the existing tailing facilities. As part of the consideration, the Corporation indemnified Cliffs for the liability related to final reclamation and closure of the acquired property.

     Environmental review and permitting. To commence commercial production at our NorthMet Project, various regulatory approvals are needed. In October 2005, the Minnesota Department of Natural Resources (“MDNR”) published its Environmental Assessment Worksheet Decision Document establishing the MDNR as the lead state agency and the United States Army Corps of Engineers (“USACE”) as the lead federal agency (together, the “Lead Agencies”) for preparation of an Environmental Impact Statement (“EIS”) for our NorthMet Project. In 2006, the Lead Agencies retained Environmental Resource Management as the independent contractor (“EIS Contractor”) to prepare the EIS.

     In November 2009, the Lead Agencies published the PolyMet draft EIS, which marked the start of a period for public review and comment that ended on February 3, 2010. During this period, the Lead Agencies held two public meetings and received more than 3,700 submissions containing approximately 22,000 separate comments, including an extensive comment letter from the United States Environmental Protection Agency (“EPA”) in its role as reviewer of projects that could impact the environment.

     On June 25, 2010, the Lead Agencies announced that they intended to complete the EIS process by preparing a supplemental draft EIS that incorporates a proposed land exchange with the United States Forest Service (“USFS”) and expands government agency cooperation. The USFS joined the USACE as a federal co-lead agency (together, with the MDNR, the “Co-Lead Agencies”) through the completion of the EIS process. In addition, the EPA has joined the effort as a cooperating agency. The MDNR remains the state co-lead agency.

     On October 13, 2010, the USACE and the USFS published a Notice of Intent to complete the supplemental draft EIS, which will:

  Supplement and supersede the draft EIS and respond to concerns identified by the EPA and other comments on the draft EIS, and
  Incorporate potential effects from the proposed land exchange between the USFS and the Corporation.

     PolyMet has undertaken an extensive review of all aspects of the NorthMet Project which has resulted in numerous improvements and reduced environmental impacts.

     The Corporation partnered with GE Water & Process Technologies (“GE”) and Barr Engineering to design and operate a pilot water treatment plant using reverse osmosis membrane technology developed by GE. The reverse osmosis pilot plant has successfully treated approximately two million gallons of water, demonstrating the technical and regulatory viability that will enable PolyMet to meet state and federal water quality standards. The Corporation has completed engineering control designs as well as the design of and inputs to groundwater, surface water and air dispersion models to assess potential environmental impacts from the NorthMet Project. Following extensive quality assurance/quality control review by Foth Infrastructure & Environment and Barr Engineering, PolyMet delivered these results to the state regulatory agencies and the EIS Contractor for review, which is largely complete.

     On May 13, 2013, the EIS Contractor completed drafting of the preliminary supplemental draft EIS which is currently being reviewed by the Co-Lead Agencies. When the Co-Lead Agencies complete their review and their comments have been incorporated, the preliminary supplemental draft EIS will be reviewed by the EPA and the Bois Forte, Fond du Lac, and Grand Portage tribal governments prior to publication of the supplemental draft EIS for public review, which the Corporation expects to commence during the summer of 2013.

     Completion of the final EIS, incorporating appropriate responses to public comments, and a subsequent adequacy decision by the MDNR and Record of Decision by the federal agencies are necessary before the land exchange can occur and various permits required to construct and operate the NorthMet Project can be issued.

     Prior to receipt of these permits, we intend to secure production debt financing that would be available upon receipt of key permits, with construction slated to start upon receipt of permits and availability of construction finance.

     Engineering and feasibility. The Corporation retained Bateman Engineering Pty. of Brisbane, Australia (“Bateman”) as the coordinating consultant to prepare a Definitive Feasibility Study (the “DFS”). In September 2006, the Corporation disclosed that the DFS confirmed the economic and technical viability of the NorthMet Project.

     Bateman was responsible for completing the process design and detail engineering and cost estimates for the plant and infrastructure. This work was supported by other firms that provided geo-statistical reviews of the ore body, mine planning and scheduling of ore and waste, and assessment of the market for the metals and intermediate products planned to be produced.

     Since September 2006, the Corporation has completed additional drilling and expanded the mineral reserves. In May 2008, the Corporation completed an internal update of the DFS (the “DFS Update”) which contemplates an initial stage in which the Corporation would sell concentrate during completion of construction and commissioning of the hydrometallurgical plant that was contemplated in the DFS. This approach has the advantage of staging capital costs so that the hydrometallurgical plant can be funded in part from cash flow from sales of concentrate, and reduces the Corporation’s reliance on delivery of long lead-time equipment before commencing commercial production.

     In February 2011, the Corporation announced that it plans to build the NorthMet Project in two phases, the first to produce and market concentrates containing copper, nickel, cobalt and precious metals, and the second to process the nickel concentrate through a single autoclave, resulting in production and sale of high grade copper concentrate, value added nickel-cobalt hydroxide, and precious metals precipitate products.

     The results of the 2007 drill program, the DFS Update and the February 2011 revisions are described in the technical report under NI 43-101 filed on SEDAR on January 23, 2013 (the “Technical Report”).

     In February 2013, the Corporation announced improvements to the NorthMet Project and further progress in the environmental review that will reduce the NorthMet Project’s environmental impacts. The reduced environmental impacts include: reductions in sulfur dioxide, mercury and greenhouse gas emissions at the plant site, capture of groundwater and surface seepage with the construction of an in ground containment system to the north and west of the existing tailings basin, and all contact water discharged from the NorthMet Project will be treated through reverse osmosis plants.

     Financing and corporate development. Since 2003, the Corporation raised approximately US$155 million from equity private placement financings and the exercise of warrants issued as part of those financings. We have also issued US$45 million initial principal debentures (including the Bridge Loan) and have a loan of US$4 million secured by land acquired with proceeds from the loan.

     Since October 31, 2008, the Corporation and the Standby Purchaser have entered into a series of financing agreements and a marketing agreement (the “2008 Financing Agreements”) whereby the Standby Purchaser committed to purchase all of the Corporation’s production of concentrates, metal, or intermediate products on market terms at the time of delivery, for at least the first five years of production. PolyMet agreed to propose to shareholders the election of Stephen Rowland, a senior executive of the Standby Purchaser, as a director and also appointed a senior member of The Standby Purchaser's technical team to PolyMet's Technical Steering Committee. As a result of the series of financing transactions and the purchase by The Standby Purchaser of Common Shares previously owned by Cliffs, the Standby Purchaser's current and potential ownership of PolyMet comprises:

  46,967,842 Common Shares representing 25.6% of PolyMet's issued and outstanding Common Shares.

  US$25,000,000 initial principal floating rate secured debentures due September 30, 2014. Including capitalized interest as at March 31, 2013, these debentures are exchangeable at US$1.50 per Common Share, subject to conventional anti-dilution provisions, into 20,500,756 Common Shares. Upon PolyMet giving the Standby Purchaser notice that it has received permits necessary to start construction of the NorthMet Project and availability of senior construction financing in a form reasonably acceptable to the Standby Purchaser, the Standby Purchaser will be required to exchange the debentures for Common Shares. The debentures bear interest at 12-month US dollar LIBOR plus 4%, compounded quarterly. Interest is payable in cash or by increasing the principal amount of the debentures at the Standby Purchaser’s option. At March 31, 2013, US$5,751,134 of interest had been added to the principal amount of the debentures since inception. The Corporation has provided security on the debentures covering all of the assets of PolyMet and Poly Met Mining, Inc. (“PMI”), including a pledge of PolyMet’s 100% shareholding in PMI. The debentures contain certain customary affirmative and negative covenants, including, among other things, with respect to the incurrence of debt and the grant of guarantees by the Corporation and its subsidiaries.

  the Standby Purchaser holds warrants to purchase 5,600,000 Common Shares at US$1.50 per Common Share (the “Warrants”), subject to conventional anti-dilution provisions, at any time until December 31, 2015, subject to mandatory exercise if the 20-day volume weighted average price of PolyMet Common Shares is equal to or greater than 150% of the exercise price and PolyMet provides notice to the Standby Purchaser that it has received permits necessary to start construction of the North Met Project and availability of senior construction finance, in a form reasonably acceptable to the Standby Purchaser.

     If the Standby Purchaser were to exercise all of its rights and obligations under the above-noted agreements, prior to the Rights Offering, it would own 73,068,598 Common Shares of PolyMet, representing 34.9% on a partially diluted basis. Each of these agreements contain customary anti-dilution provisions that are triggered upon the occurrence of certain financing events, including the Rights Offering. Assuming exercise in full of the Rights, the debentures will become exchangeable following the Rights Offering at approximately US$1.30 per Common Share into 23,717,410 Common Shares, and the Warrants will become exchangeable at approximately US$1.30 per Common Share into 6,470,847 Common Shares. If the Standby Purchaser subscribes for the maximum number of Common Shares subject to the Maximum Investment, and no other holders of Rights exercise their Rights, and if the Standby Purchaser were to exchange its debentures and the Warrants for Common Shares, subject to the adjustments described above, the Standby Purchaser would own 157,157,159 Common Shares representing 53.6% on a partially diluted basis.

     The Standby Purchaser was previously granted a right of first refusal to provide material financings other than certain forms of equity financing, subject to regulatory approval, as long as it owns 10% or more of the issued and outstanding Common Shares of PolyMet. As long as the Standby Purchaser owns more than 5% of the issued and outstanding Common Shares of PolyMet, it has the right to participate pro rata in any equity-related financing by the Corporation to maintain its ownership interest on a fully diluted basis (currently 32.3% on a fully diluted basis). The Standby Purchaser has waived its right of first refusal with respect to the Rights Offering and the issuance of the Rights Offering securities subject to revocation upon termination of the Standby Purchase Agreement and material breach by the Corporation under the Standby Purchase Agreement.

     On April 10, 2013, PMI and the Standby Purchaser entered into an amendment to that certain purchase agreement dated as of October 31, 2008, as further amended, whereby the Standby Purchaser has provided a US$20,000,000 bridge loan (the “Bridge Loan”) to PMI. The obligations of PMI under the Bridge Loan are guaranteed by the Corporation, and the Corporation will use US$20,000,000 of the proceeds from the Rights Offering to repay the Bridge Loan in full.

     The Bridge Loan was made available to PMI pursuant to the issuance to the Standby Purchaser of a fifth debenture, the amended Tranche E Debenture. The amended Tranche E Debenture will mature on the earlier to occur of: (a) the completion of the Rights Offering, and (b) May 1, 2014. Interest will be payable on the amended Tranche E Debenture at a fixed rate of 4.721%.

     Among other things, if the Rights Offering is not completed by July 9, 2013, the Standby Purchaser has the right to declare all of the then outstanding principal and interest under the Bridge Loan and all other debentures held by the Standby Purchaser to be due and payable.

     On April 10, 2013, the Corporation and the Standby Purchaser entered into the Standby Purchase Agreement whereby the Standby Purchaser has agreed, subject to certain terms, conditions and limitations, to purchase, at the Subscription Price, as fully paid and non-assessable Common Shares, the Standby Shares.

     Our registered and records office is located at our legal counsel’s offices situated at 2500 – 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3. Our executive headquarters are located at Poly Met Mining, Inc., 444 Cedar Street, Suite 2060, St Paul, Minnesota 55101. Our principal office is situated at First Canadian Place, 100 King Street West, Suite 5700, Toronto, Ontario, M5X 1C7. Our phone number is (416) 915-4149.

BACKGROUND TO THE RIGHTS OFFERING

     The Rights Offering is the result of discussions and negotiations among representatives of the Corporation, an independent committee of the Board of the Corporation and the Standby Purchaser, and their respective advisors. The following is a summary of the principal events leading up to and following the Corporation’s announcement of the Rights Offering on April 10, 2013.

     At a Board meeting in early November 2012, management presented to the Board a range of expenditure alternatives through anticipated completion of the NorthMet Project environmental review and permitting process, including discretionary expenditure on additional engineering and design and down payments to secure deliverability of long lead time equipment in order to meet the Corporation's plan to construct the NorthMet Project in 15 months from the official start of construction once necessary permits have been received.

     The Board considered possible financing alternatives taking into account market conditions at the time, the Corporation's financing needs and timing of those needs, and expected progress on the environmental review process between then and filing of the January 31, 2013 financial statements due no later than May 1, 2013.

     The Standby Purchaser indicated to the Board in mid-January 2013 that it intended to exercise its right of first refusal on any material financing, other than equity-related financings, and that it suggested the Corporation consider conducting a rights offering backstopped exclusively by the Standby Purchaser with a Bridge Loan to address the Corporation’s liquidity requirements while a rights offering was being completed.

     As part of the Corporation’s ongoing review of various alternatives to enhance its liquidity, including a refinancing or repayment of debt and issuance of new debt and equity, and in light of the Standby Purchaser’s intentions mentioned above, the Board established an ad hoc committee of independent directors (the “Special Committee”) on February 8, 2013 comprised of four independent directors, Messrs. Ian Forrest, Al Hodnik, William Murray and Frank Sims (as chair), each of whom was determined to not have any direct or indirect material relationship with the Standby Purchaser. The mandate of the Special Committee was to consider, review and evaluate the terms of any financing involving the Standby Purchaser and any transactions for the financing of the Corporation without the involvement of the Standby Purchaser, and to consider, review and evaluate the Corporation’s liquidity and capital structure alternatives in light of the Corporation’s timely needs for capital resources due to the stage of development of the NorthMet Project.

     On February 18, 2013, the Special Committee met for the first time to discuss a range of alternatives with the Standby Purchaser in respect of the Corporation’s overall liquidity and its capital structure including a review of the proposal presented by the Standby Purchaser at such time. The Special Committee considered potential independent financial advisors to assist in considering the proposal.

     On February 22, 2013, the Special Committee met to review in detail the existing right of first refusal and pre-emptive right that the Standby Purchaser currently has and to review the proposed term sheet that the Corporation intended to present to the Standby Purchaser which included the terms of the Bridge Loan. The Special Committee determined that the Board should approve the counter-proposal approved by the Special Committee in the revised term sheet and present such counter-proposal to the Standby Purchaser and to invite the Standby Purchaser to indicate what support it would be willing to provide in respect of the various potential alternatives being considered. The Special Committee met a number of times following its formation and reported the results of its discussions and considerations to the Board.

     Members of the Special Committee, along with its legal advisors, also engaged in a number of discussions and negotiations with representatives of the Standby Purchaser and the Corporation’s management to obtain additional information required by the Special Committee in its consideration of the proposal.

     During meetings of the full Board held in Toronto on March 6 and March 7, 2013, the Special Committee held separate meetings at which it was briefed on the state of the financing markets for mining companies in general and reviewed the Corporation's anticipated financing needs through completion of permitting for the NorthMet Project, and the likely timeline and reportable milestones to completion of permitting. As part of these discussions, the Board considered the progress made in completing the technical review of the NorthMet Project within the environmental review process and the degree of confidence that the supplemental draft EIS will be issued for public review before the summer of 2013. As a result, the Special Committee recommended to the Board that the Corporation negotiate with the Standby Purchaser regarding the terms of the proposed Rights Offering.

     Between March 25, 2013 and April 8, 2013, the Corporation and the Standby Purchaser and their respective legal advisors prepared and circulated documentation with respect to the Bridge Loan as well as the Standby Purchase Agreement.

     On April 5, 2013, members of the Special Committee met to review and consider that, under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”), the transactions contemplated pursuant to the Standby Purchase Agreement and the Bridge Loan are “related party transactions” insofar as the Standby Purchaser is, by reason of the securities currently held in the Corporation (being greater than 10% of the voting rights of the securities of the Corporation), a related party of the Corporation. Pursuant to MI 61-101, related party transactions are, with certain limited exceptions, subject to formal valuation and minority shareholder approval requirements unless an exemption is available from those requirements.

     The Special Committee concluded that the commitments under the Standby Purchase Agreement, including the Standby Fee, and Bridge Loan, were not subject to the formal valuation requirement and were exempt from the minority approval requirement of MI 61-101 for the following reasons: (a) the Standby Fee will only be payable in cash, no securities will be issuable in lieu, (b) the Standby Commitment contemplated by the Standby Purchase Agreement, as the maximum amount of the commitment by the Standby Purchaser and all other transactions contemplated under the Standby Purchase Agreement (other than the Bridge Loan), is not to exceed 24.99% of the “market capitalization” (as defined in MI 61-101) of the Corporation, and (c) the terms and conditions of the Bridge Loan are reasonable commercial terms that are not less advantageous to the Corporation than if the Bridge Loan was obtained from a person dealing at arm’s length with the Corporation and is not convertible directly or indirectly into equity or voting securities of the Corporation or a subsidiary of the Corporation or otherwise participating in nature or repayable as to principal or interest, directly or indirectly, in equity or voting securities of the Corporation or a subsidiary of the Corporation.

     The Special Committee further deliberated upon the advantages and disadvantages to the Corporation of the transactions contemplated by the Standby Purchase Agreement and Bridge Loan and concluded that entering into the Standby Purchase Agreement and Bridge Loan was in the best interests of the Corporation.

     On April 8, 2013, the Special Committee met to consider the final terms of the Bridge Loan, the preliminary prospectus, the Standby Purchase Agreement and the waiver of the Shareholder Rights Plan of the Corporation dated December 4, 2003, as amended and restated on May 25, 2007 and January 16, 2008 (the “Rights Plan”) in connection with (i) all transactions contemplated by the Standby Purchase Agreement including the Standby Purchaser's acquisition and beneficial ownership of the Standby Shares; (ii) the acquisition and beneficial ownership by the Standby Purchaser of the additional Common Shares issuable upon the anti-dilution provisions being triggered in connection with the Rights Offering under the terms of the convertible securities; and (iii) for greater certainty, the issuance of the Rights to the Standby Purchaser and the Standby Purchaser’s acquisition and beneficial ownership of the Common Shares issuable upon exercise of the Rights and all transactions contemplated in connection with the Rights Offering, and the issue of the Rights and the Common Shares issuable upon exercise of the Rights to the Standby Purchaser and the final draft of a press release announcing the Rights Offering. After a detailed review of the terms of the Bridge Loan and the Standby Purchase Agreement, the Special Committee unanimously recommended that the Board approve the Bridge Loan, the Standby Purchase Agreement and the Rights Offering.

     Following the meeting of the Special Committee, the Board met to review the draft Bridge Loan documents, the draft preliminary prospectus, the Standby Purchase Agreement, the waiver of the Rights Plan and the draft press release announcing the Rights Offering and to receive the report and recommendation of the Special Committee. The Board, having received the unanimous recommendation of the Special Committee, unanimously approved the Bridge Loan, the Rights Offering, the Standby Purchase Agreement and the press release announcing the Rights Offering and related material change report.

     On May 1, 2013, the Board met to discuss, among other things, the communication plan with shareholders related to the Rights Offering and the timing of pricing the Rights Offering; the exercise period of the Rights Offering.

     On May 21, 2013, the Special Committee met to discuss the terms of the Rights Offering and received independent financial and legal advice. The Special Committee considered the pricing of other comparable rights offering transactions and the regulatory requirements within an overall objective of determining terms that are in the best interests of the Corporation, fair to all shareholders regardless of their ownership level, and simple to explain and for the market to understand. There was extensive discussion to confirm that a Rights Offering does not dilute the ownership of shareholders who exercise their Rights regardless of what the Subscription Price is set at and that a lower Subscription Price should result in greater intrinsic value of the Rights while they are trading, which may offer Shareholders increased flexibility to finance the exercise of their Rights.

     On May 22, 2013, following consultation with the Standby Purchaser, the Special Committee made its recommendation regarding the terms of the Rights Offering to the Board. After further deliberation, the Board approved the final prospectus and the price of the Rights Offering.

USE OF PROCEEDS

     The net proceeds (assuming full exercise of the Rights) to be received by the Corporation from the Rights Offering are estimated to be approximately US$58,850,000, after deducting the estimated expenses of the Rights Offering of approximately US$568,737 and the Standby Fee equal to 2.00% of the Maximum Investment, regardless of whether or not the Standby Purchaser makes the Maximum Investment, being US$1,061,263. On April 10, 2013, the Corporation entered into an amendment to the 2008 Financing Agreements with the Standby Purchaser whereby the Standby Purchaser provided PMI US$20,000,000 to be repaid from the proceeds of the Rights Offering on the closing of the Rights Offering or May 1, 2014. The Bridge Loan will provide funding for the Corporation's ongoing expenses until the Rights Offering is completed, if necessary.

     If the Rights Offering is completed by July 9, 2013, the Corporation expects that it will have used up to US$5,000,000 from the proceeds of the Bridge Loan and will have approximately US$15,000,000 cash on hand reflecting cash on hand prior to the drawdown of the Bridge Loan plus the unused proceeds from the Bridge Loan.

     The Corporation intends to use the net proceeds of US$58,850,000 from this Rights Offering together with the cash on hand of approximately US$15,000,000 prior to closing of the Rights Offering as follows:

Repayment of Bridge Loan (principal):	US$20,000,000
Environmental Review & Permitting:	US$17,000,000
Maintaining existing infrastructure:	US$5,000,000
Engineering:	US$10,000,000
Procurement (of long lead time equipment):	US$10,000,000
General corporate purposes:	US$11,850,000

     The budget for environmental review and permitting includes anticipated payments to compensate the MDNR for the cost of staff time and external consultants as well as the Corporation's own engineering, legal and public relations team. Maintenance of existing infrastructure includes the Erie Plant facilities and continuing environmental compliance measures. Engineering and procurement includes completion of front end engineering and design work, updated construction budget, down payments against the start of equipment fabrication and deposits on long lead time equipment.

     As at January 31, 2013, the Corporation has negative cash flow from operating activities. The Corporation cannot predict if or when it will generate positive cash flows. The Corporation intends to use proceeds raised from the Rights Offering primarily for construction engineering financing with respect to the development of the NorthMet Project. See “RISK FACTORS -- Negative Cash Flow from Operations.”

     The key business objectives that the Corporation expects to accomplish with the proceeds of the Rights Offering are: (a) repayment of the Bridge Loan upon closing of the Rights Offering at a cost of US$20,000,000, (b) completion of the environmental review that is necessary for the issuance of permits required to construct and operate the NorthMet Project (which the Corporation expects to occur within approximately 12 months at a cost of approximately US$17,000,000), (c) maintaining existing infrastructure (which the Corporation expects to cost approximately US$5,000,000), (d) completion of engineering needed to commence construction shortly after receipt of permits (which the Corporation expects to complete within the next 15 months at a cost of approximately US$10,000,000), and (e) initial procurement of long lead time equipment at a cost of approximately US$10,000,000.

     The key events for completion of the environmental review are: (a) publication of the supplemental draft EIS (which the Corporation expects to take approximately three months from the date hereof), (b) completion of the public comment period (which the Corporation expects to take approximately three months following publication of the supplemental draft EIS), (c) review and analysis of any comments received during the public review period and incorporation of that analysis into the final EIS (which the Corporation expects to take three to six months following completion of the public review period), and (d) publication of the final EIS leading to the issuance of an Adequacy Decision by the MDNR and a Record of Decision by the USACE and USFS. Issuance of the Adequacy Decision is the legal basis for construction and operating permits to be issued by the State of Minnesota.

CONSOLIDATED CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation as at January 31, 2013, before and after giving effect to this Rights Offering, assuming net proceeds to the Corporation of US$58,850,000 assuming exercise of all of the Rights. This table should be read in conjunction with the Corporation’s audited consolidated financial statements as at and for the year ended January 31, 2013, as well as the Annual MD&A, all of which are incorporated herein by reference. Other than the Bridge Loan entered into on April 10, 2013 with the Standby Purchaser whereby the Standby Purchaser provided US$20,000,000 to PMI, there have been no material changes in the share and loan capital of the Corporation since January 31, 2013.

	As at	As at January
	January 31,	31, 2013
In millions of US dollars	2013	(as Adjusted)
Indebtedness, principal value	(Actual)
Senior Secured Term Loan	34,458	34,458
New Debt Financing(1)	-0-	-0-
Total Indebtedness, principal value	34,458	34,458

Shareholders’ Equity
Capital Stock	184,222	243,072
Contributed Surplus	47,106	47,106
Deficit	(88,416)	(88,416)
Total Shareholders’ Equity	142,912	201,762

Total Capitalization	177,370	236,220

Note:
(1)	The Bridge Loan was provided on April 11, 2013 and is expected to be repaid out of the proceeds of the Offering. It therefore does not appear in this entry.

RELATED PARTY TRANSACTIONS

     The Corporation conducted transactions with senior management, directors and persons or companies related to these individuals, and paid or accrued amounts during the years ended January 31, 2013, 2012, and 2011, as follows:

	Year ended January 31,
	2013	(1)	2012	(2)	2011	(3)
Salaries and other short-term benefits	US$ 1,468		US$ 950		US$ 825
Other long-term benefits	54		32		21
Termination benefits	279		-		-
Share-based payment	2,102		738		-
Consulting fees paid	-		-		59
Commission on sale of used drill	-		200		-

Total	US$ 3,903		US$ 1,920		US$ 905

Notes:

(1)	Year ended January 31, 2013 includes Directors (Jonathan Cherry, David Dreisinger, W. Ian L. Forrest, Alan Hodnik, William Murray, Stephen Rowland, Michael Sill, and Frank Sims) and senior management (Jonathan Cherry, Douglas Newby, Joseph Scipioni, Bradley Moore, Niall Moore, Ryan Vogt, and Stephanie Hunter).
(2)	Year ended January 31, 2012 includes Directors (David Dreisinger, W. Ian L. Forrest, Alan Hodnik, William Murray, Stephen Rowland, Joseph Scipioni, Michael Sill, and Frank Sims) and senior management (Joseph Scipioni, Douglas Newby, Bradley Moore, and Niall Moore).
(3)	Year ended January 31, 2011 includes Directors (William Corneliuson, David Dreisinger, W. Ian L. Forrest, George Molyviatis, William Murray, Stephen Rowland, Joseph Scipioni, Frank Sims, and James Swearingen) and senior management (Joseph Scipioni, Douglas Newby and Niall Moore).

     The amounts charged to the Corporation for the services provided have been determined by negotiation among the parties. These transactions were in the normal course of operations.

     During the year ended January 31, 2013, the Corporation granted 4,375,000 options to directors and senior management. This compares with 750,000 options granted during the year ended January 31, 2012. Share-based payment represents the fair value determined at grant date to be expensed over the vesting period.

     None of PolyMet’s directors has a service contract with the Corporation providing for benefits upon termination of his employment. There are agreements with key employees (Jonathan Cherry, Douglas Newby, Joseph Scipioni, and Brad Moore) that contain severance provisions for termination without cause or in the event of a take-over bid.

     During the quarter ended January 31, 2012, PolyMet sold a used drill for US$3.68 million. A company controlled by one of PolyMet’s directors, Michael Sill, received a commission of US$200,000 related to this sale. The agreement was approved by Mr. Joseph Scipioni. It was discussed with the Board who did not consider that formal approval and a written contract necessary at that time. The Corporation believes that the commission was negotiated on terms at least as good as could be obtained from third parties.

     During the year ended January 31, 2011, the Corporation paid US$59,000 to one of PolyMet’s directors, Dr. David Dreisinger, for consulting fees primarily in connection with activities related to the processing / technical side of the NorthMet Project and related expenses (the latter were supported by invoices and receipts). The consulting fees were based on a monthly fee of US$5,500 plus general sales tax. Throughout the term of his engagement, Dr. Dreisinger conducted in-person and telephonic meetings with Mr. William Murray, the Corporation’s then Executive Chairman and formerly its President and Chief Executive Officer, and other members of management at which he provided both verbal and written updates on the status of test work and made recommendations for future activities. These meetings occurred approximately every two to three weeks for six years. The agreement with Dr. Dreisinger was entered into at a time when our current business plans were being formulated and were month to month and oral in nature. The agreement was approved by Mr. Murray. It was discussed with the Board who did not consider that formal approval and a written contract was necessary at that time. The Corporation believes that the contract was negotiated on terms at least as good as could be obtained from third parties. The agreement with Dr. Dreisinger was terminated effective January 31, 2011.

DESCRIPTION OF SHARE CAPITAL

     The authorized capital of the Corporation consists of an unlimited number of common shares without par value. On the date of this prospectus, 183,272,404 Common Shares were outstanding, including 709,882 restricted shares. In addition, as of May 23, 2013, there were options outstanding to acquire 15,120,000 Common Shares and restricted stock units to acquire 76,000 Common Shares pursuant to the Corporation’s 2007 Omnibus Share Compensation Plan, as amended and restated (the “Omnibus Plan”). In addition, as of May 23, 2013, there were bonus shares to acquire 3,640,000 Common Shares issuable pursuant to the Corporation’s bonus share incentive plan for certain directors, key employees and consultants, and convertible debentures and warrants to acquire 27,584,089 Common Shares. For further details regarding the authorized capital of the Corporation, see the 2013 AIF, which is incorporated herein by reference.

Common Shares

     Shareholders are entitled to one vote per Common Share at all meetings of Shareholders except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series. The holders of Common Shares are entitled to receive dividends as and when declared by the Board, and to receive a pro rata share of the remaining property and assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation. The Common Shares carry no pre-emptive, redemption, purchase or conversion rights. Pursuant to the terms of prior financings, the Standby Purchaser has certain anti-dilution rights that permit it to acquire additional securities so as to maintain its proportional equity interest in the Corporation. Neither the BCBCA nor the constating documents of the Corporation impose restrictions on the transfer of Common Shares on the register of the Corporation, provided that the Corporation receives the certificate representing the Common Shares to be transferred together with a duly endorsed instrument of transfer and payment of any fees and taxes which may be prescribed by the Board from time to time. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or to assessment by the Corporation. The BCBCA provides that the rights and provisions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by a majority of not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

Options to Purchase Common Shares

     The Rights Offering is a corporate transaction that will affect the Corporation’s issued share capital and its outstanding equity securities that are convertible into, exchangeable for or exercisable to acquire unissued share capital (“Convertible Securities”). Some, but not all, of the Corporation’s outstanding Convertible Securities contain certain anti-dilution adjustment provisions that are intended to ensure that a holder of Convertible Securities is entitled to acquire equivalent share capital after the occurrence of a relevant corporate transaction, such as the Rights Offering. The outstanding Warrants held by the Standby Purchaser and the warrants held by AG for Waterfowl, LLP (the “AG Waterfowl Warrants”) are subject to certain specific anti-dilution adjustment provisions that are intended to ensure that a holder is entitled to acquire equivalent share capital after the occurrence of a relevant corporate transaction, such as the Rights Offering.

     There are currently 1,083,333 AG Waterfowl Warrants outstanding that are each exercisable into one Common Share at a price of US$1.50 per Common Share and which expire on December 31, 2015. Pursuant to the terms of the AG Waterfowl Warrants, the number of Common Shares purchasable pursuant to the AG Waterfowl Warrants will be adjusted effective immediately after the Record Date to the number of Common Shares that is the product of (1) the number of Common Shares purchasable under the AG Waterfowl Warrants on the Record Date and (2) a fraction (a) the numerator of which shall be the sum of (i) the number of Common Shares outstanding on the Record Date plus (ii) the number of Common Shares offered pursuant to the Rights Offering; and (b) the denominator of which is the sum of (i) the number of Common Shares outstanding on the Record Date; and (ii) the number arrived at when (1) the number of Common Shares offered pursuant to the Rights Offering and (2) the Subscription Price is divided by the 20-day weighted average price per Common Share on the TSX on the Record Date. The exercise price for the AG Waterfowl Warrants will be correspondingly adjusted to an exercise price that is the product of (i) US$1.50 and (ii) a fraction the numerator of which is the number of Common Shares purchasable under the AG Waterfowl Warrants on the Record Date, and the denominator of which is the adjusted number of Common Shares purchasable under the AG Waterfowl Warrants following the Rights Offering.

     The Corporation has also issued warrants to purchase 400,000 Common Shares at a price of US$2.50 to Iron Range Resources and Rehabilitation Board (“IRRRB Warrants”) and which expire on the earlier of (i) the one-year anniversary of the date that the Corporation receives all necessary permits to start construction of the NorthMet Project, and (ii) June 30, 2016. At the Board meeting held on May 22, 2013, the Board determined that it will adjust the terms of the IRRRB Warrants using the same formula as the arms’ length anti-dilution agreement for the AG Waterfowl Warrants.

     Currently granted incentive stock options (“Stock Options”), restricted stock units and restricted stock (collectively, “RSUs”) issued under the Omnibus Plan are not subject to specific anti-dilution adjustment provisions. Instead, the Omnibus Plan authorizes the Board to make appropriate adjustments to the terms of outstanding Stock Options and RSUs to reflect changes to the Common Shares resulting from corporate transactions such as the Rights Offering. At the Board meeting held on May 22, 2013, the Board determined that it will adjust the exercise price (but not the number of Common Shares purchasable) of its outstanding Stock Options and the number (but not the price) of RSUs. Information provided elsewhere in this prospectus with respect to the number of Convertible Securities issued and outstanding is given without giving effect to any anti-dilution adjustment provisions described above. If additional Common Shares are issued prior to the Record Date pursuant to the exercise or exchange of outstanding warrants or options, additional Rights will be issued.

     Assuming that the Rights Offering is fully subscribed, the number of Common Shares issuable upon the exercise of all outstanding Warrants (including the AG Waterfowl Warrants and IRRRB Warrants) will increase from 27,584,089 Common Shares to 31,904,331 Common Shares and the number of Common Shares issuable upon the exercise of all outstanding Stock Options and RSUs will increase from 15,120,000 Common Shares to 15,207,925 Common Shares.

INTENTION OF INSIDERS AND OTHERS TO EXERCISE RIGHTS

     Pursuant to the Standby Purchase Agreement, the Standby Purchaser has agreed to exercise its Basic Subscription Privilege in full and intends to fully exercise its Additional Subscription Privilege and to purchase such Standby Shares as are available at the Expiry Time, pursuant to the Standby Commitment, subject to the Maximum Investment.

     The Corporation, after reasonable inquiry, believes that the directors and officers of the Corporation who can participate directly or indirectly in the Rights Offering (being Jon Cherry, David Dreisinger, W. Ian L. Forrest, William Murray, Douglas Newby and Frank Sims) intend to exercise or cause to be exercised approximately 5,537,400 Rights to purchase approximately 2,768,700 Common Shares, representing 3.0% of the Rights Offering.

     The information as to the intentions of our insiders is not within our knowledge and has been furnished by the respective insiders. No assurance can be given by us that the respective insiders will subscribe for Common Shares in the amounts set out above or at all.

PRIOR SALES

     During the 12-month period prior to the date of this prospectus, the Corporation issued Common Shares or securities convertible into Common Shares as follows:

Number and Type of
Date	Security Issued	Issue/Exercise Price	Type of Issuance
April 22, 2013	22,322 Common Shares	US$1.12 per Common Share	Extension of option agreement for land purchase(1)
January 21, 2013	27,174 Common Shares	US$0.92 per Common Share	Extension of option agreement for land purchase(1)
January 8, 2013	182,706 Common Shares	US$0.88 per Common Share	Restricted Stock Awards
January 7, 2013	268,176 Common Shares	US$0.92 per Common Share	Restricted Stock Awards
October 15, 2012	5,000,000 Common Shares	US$2.00 per Common Share	Private Placement(2)
October 1, 2012	20,000 Common Shares	US$1.14 per Common Share	Extension of option agreement for land purchase(1)
July 4, 2012	20,000 Common Shares	US$0.83 per Common Share	Extension of option agreement for land purchase(1)

Notes:
(1)

Through its wholly-owned U.S. subsidiary, PMI, PolyMet entered into agreements with Burns Enterprise, LLC (“Burns”) and Leonard Land Company, LLC (“Leonard”) for the extension of the option to purchase certain land in Minnesota and as further consideration for the extension, granted to Burns a maximum of US$25,000 in Common Shares every three months, pending the extension of the option. Through PMI, PolyMet entered into an agreement with AG for Waterfowl, LLP to acquire control of land that is planned to be converted into wetlands.

(2)	The Common Shares were issued pursuant to a subscription agreement entered into November 12, 2010 between the Corporation and Glencore, which was the final tranche of a three tranche distribution.

PRICE RANGE AND TRADING VOLUME

     The Common Shares are listed for trading on the TSX under the symbol “POM” and on the NYSE MKT under the symbol “PLM”. The following table sets forth the market price range and trading volumes of the Common Shares on the TSX and the NYSE MKT for the periods indicated.

Month Ended	Toronto Stock Exchange			NYSE MKT
	High	Low	Total Volume	High	Low	Total Volume
	(CDN$)	(CDN$)	(#)	(US$)	(US$)	(#)
May 1 - 23, 2013	1.21	1.08	178,644	1.19	1.06	1,671,980
April 30, 2013	1.21	1.00	415,000	1.20	0.99	3,754,500
March 31, 2013	1.26	1.16	601,100	1.23	1.13	2,699,100
February 28, 2013	1.27	1.07	1,058,600	1.25	1.07	4,623,800
January 31, 2013	1.12	0.77	2,331,800	1.13	0.90	4,545,800
December 31, 2012	0.92	0.84	370,500	0.96	0.85	3,181,800
November 30, 2012	1.11	0.90	476,900	1.14	0.90	2,979,100
October 31, 2012	1.15	0.99	1,586,100	1.17	0.99	3,201,700
September 30, 2012	1.16	1.05	504,900	1.20	1.07	2,322,200
August 31, 2012	1.20	1.00	339,800	1.21	0.99	3,079,000
July 31, 2012	1.15	0.82	314,300	1.17	0.79	3,360,100
June 30, 2012	0.98	0.72	882,400	0.98	0.68	4,126,800
May 31, 2012	1.09	0.70	751,900	1.10	0.68	4,651,300

DESCRIPTION OF OFFERED SECURITIES

Issue of Rights and Record Date

     Shareholders of record at 5:00 p.m. (Eastern time) on the Record Date will receive Rights on the basis of one Right for each Common Share held at that time. The Rights permit the holders thereof (provided that such holders are in an Eligible Jurisdiction or are Approved Eligible Holders) to subscribe for and purchase from the Corporation up to an aggregate of 91,636,202 Common Shares, assuming exercise in full of the Rights issued hereunder. The Rights are transferable in Canada and in the United States by the holders thereof. See “Sale or Transfer of Rights”.

     The Rights will be represented by the Rights Certificates that will be issued in registered form. For Shareholders who hold their Common Shares in registered form, a Rights Certificate evidencing the number of Rights to which a holder is entitled as at the Record Date and the number of Common Shares which may be obtained on exercise of those Rights will be mailed with a copy of this prospectus to each Shareholder as of 5:00 p.m. (Eastern time) on the Record Date. See “Rights Certificate -- Common Shares Held in Registered Form”.

     Shareholders that hold their Common Shares through a CDS Participant or DTC Participant will not receive physical certificates evidencing their ownership of Rights. On the Record Date, a global certificate representing such Rights will be issued electronically to, and in the name of, CDS and will be issued in certificated form to DTC, or its nominee. See “Rights Certificate -- Common Shares Held Through CDS” and “Rights Certificates -- Common Shares Held Through DTC”.

Subscription Basis

     For every two Rights held, the holder thereof (other than an Ineligible Holder) is entitled to subscribe for one Common Share at the Subscription Price of US$0.66 per Common Share. This Subscription Price was determined by the Corporation in accordance with the rules of the TSX. Subject to statutory rescission rights, any exercise of Rights for Common Shares will be irrevocable once submitted.

     Where the exercise of Rights would appear to entitle a holder of Rights to receive fractional Common Shares, the holder’s entitlement will be reduced to the next lowest whole number of Common Shares. The Corporation will not be required to issue fractional Common Shares or pay cash in lieu thereof. CDS Participants or DTC Participants that hold Rights for more than one beneficial holder may, upon providing evidence satisfactory to the Corporation, exercise Rights on behalf of its accounts on the same basis as if the beneficial owners of Common Shares were holders of record on the Record Date.

Commencement Date and Expiry Date

     The Rights will be eligible for exercise following June 6, 2013 (the “Commencement Date”). The Rights will expire at the Expiry Time on the Expiry Date. Shareholders who exercise the Rights will become holders of Common Shares issued through the exercise of the Rights on the completion of the Rights Offering, which is expected to occur on or before the second business day following the Expiry Date. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRY TIME ON THE EXPIRY DATE WILL BE VOID AND OF NO VALUE.

Basic Subscription Privilege

     Each Shareholder at 5:00 p.m. (Eastern time) on the Record Date is entitled to receive one Right for each Common Share held. For every two Rights held, the holder (other than an Ineligible Holder) is entitled to acquire one Common Share under the Basic Subscription Privilege at the Subscription Price by subscribing and making payment in the manner described herein prior to the Expiry Time on the Expiry Date. A holder of Rights that subscribes for some, but not all, of the Common Shares pursuant to the Basic Subscription Privilege will be deemed to have elected to waive the unexercised balance of such Rights and such unexercised balance of Rights will be void and of no value unless the Subscription Agent is otherwise specifically advised by such holder at the time the Rights Certificate is surrendered that the Rights are to be transferred to a third party or are to be retained by the holder. Holders of Rights who exercise in full the Basic Subscription Privilege for their Rights are also entitled to subscribe for the Additional Shares, if any, that are not otherwise subscribed for under the Rights Offering on a pro rata basis, prior to the Expiry Time on the Expiry Date pursuant to the Additional Subscription Privilege. See “Additional Subscription Privilege”.

     For Rights held in registered form, in order to exercise the Rights represented by a Rights Certificate, the holder of Rights must complete and deliver the Rights Certificate to the Subscription Agent in accordance with the terms of this Rights Offering in the manner and upon the terms set out in this prospectus and pay the aggregate Subscription Price. Any exercises of Rights for Common Shares are irrevocable once submitted.

     For Rights held through a CDS Participant, a holder may subscribe for Common Shares by instructing the CDS Participant holding the subscriber’s Rights to exercise all or a specified number of such Rights and forwarding the Subscription Price for each Common Share subscribed for in accordance with the terms of this Rights Offering to such CDS Participant. Any exercise of Rights for Common Shares made in connection with the Rights Offering through a CDS Participant will be irrevocable and subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

     For Rights held through a DTC Participant, a holder may subscribe for Common Shares by instructing the DTC Participant holding the subscriber’s Rights to exercise all or a specified number of such Rights and forwarding the Subscription Price for each Common Share subscribed for in accordance with the terms of this Rights Offering to such DTC Participant. Any exercise of Rights for Common Shares made in connection with the Rights Offering through a DTC Participant will be irrevocable and subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

     The Subscription Price is payable in U.S. funds by certified cheque, bank draft or money order drawn to the order of the Subscription Agent. In the case of subscription through a CDS Participant or DTC Participant, the Subscription Price is payable by certified cheque, bank draft or money order drawn to the order of such CDS Participant or DTC Participant, by direct debit from the subscriber’s brokerage account or by electronic funds transfer or other similar payment mechanism. The entire Subscription Price for Common Shares subscribed for must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time on the Expiry Date. Accordingly, a subscriber subscribing through a CDS Participant or DTC Participant must deliver its payment and instructions sufficiently in advance of the Expiry Date to allow the CDS Participant or DTC Participant to properly exercise the Rights on its behalf.

     Payment of the Subscription Price will constitute a representation to the Corporation and, if applicable, to the CDS Participant or DTC Participant, by the subscriber (including by its agents) that: (a) either the subscriber is not a citizen or resident of an Ineligible Jurisdiction or the subscriber is an Approved Eligible Holder; and (b) the subscriber is not purchasing the Common Shares for resale to any person who is a citizen or resident of an Ineligible Jurisdiction.

Additional Subscription Privilege

     Each holder of Rights who has exercised in full the Basic Subscription Privilege for its Rights may subscribe for Additional Shares, if available, at a price equal to the Subscription Price for each Additional Share. The number of Additional Shares will be the difference, if any, between the total number of Common Shares issuable upon the exercise of all Rights offered under the Rights Offering and the total number of Common Shares subscribed and paid for pursuant to the Basic Subscription Privilege at the Expiry Time on the Expiry Date. Subscriptions for Additional Shares will be received subject to allotment only and the number of Additional Shares, if any, that may be allotted to each subscriber will be equal to the lesser of: (a) the number of Additional Shares that such subscriber has subscribed for; and (b) the product (disregarding fractions) obtained by multiplying the number of Additional Shares available to be issued by a fraction, the numerator of which is the number of Rights previously exercised by the subscriber and the denominator of which is the aggregate number of Rights previously exercised under the Rights Offering by all holders of Rights that have subscribed for Additional Shares. If any holder of Rights has subscribed for fewer Additional Shares than such holder’s pro rata allotment of Additional Shares, the excess Additional Shares will be allotted in a similar manner among the holders who were allotted fewer Additional Shares than they subscribed for.

     To apply for Additional Shares under the Additional Subscription Privilege, each holder of Rights must forward their request to the Subscription Agent at the Subscription Office or their CDS Participant or DTC Participant, as applicable, prior to the Expiry Time on the Expiry Date. Payment for Additional Shares, in the same manner as required upon exercise of the Basic Subscription Privilege, must accompany the request when it is delivered to the Subscription Agent or a CDS Participant or a DTC Participant, as applicable. Any excess funds will be returned by mail by the Subscription Agent or credited to a subscriber’s account with its CDS Participant or DTC Participant, as applicable, without interest or deduction. Payment of such price must be received by the Subscription Agent prior to the Expiry Time on the Expiry Date, failing which the subscriber’s entitlement to such Additional Shares will terminate. Accordingly, a subscriber subscribing through a CDS Participant or a DTC Participant must deliver its payment and instructions to its CDS Participant or DTC Participant sufficiently in advance of the Expiry Time on the Expiry Date to allow the CDS Participant or DTC Participant to properly exercise the Additional Subscription Privilege on its behalf.

Subscription and Transfer Agent

     The Subscription Agent has been appointed the agent of the Corporation to receive subscriptions and payments from holders of Rights Certificates, to act as registrar and transfer agent for the Common Shares and to perform certain services relating to the exercise and transfer of Rights. The Corporation will pay for the services of the Subscription Agent. Subscriptions and payments under the Rights Offering should be sent to the Subscription Agent at:

By Registered Mail, Hand or Courier	By Mail

Computershare Investor Services Inc.	Computershare Investor Services Inc.
9th Floor	P.O. Box 7021
100 University Avenue	31 Adelaide Street East
Toronto, Ontario M5J 2Y1	Toronto, Ontario M5C 3H2

Attention: Corporate Actions	Attention: Corporation Actions

     Enquiries relating to the Rights Offering should be addressed to the Subscription Agent by telephone at 1-800-564-6253.

Rights Certificate - Common Shares Held in Registered Form

     For all Shareholders with an address of record in an Eligible Jurisdiction whose Common Shares are held in registered form, a Rights Certificate representing the total number of Rights to which each such Shareholder is entitled as at the Record Date and the number of Common Shares which may be obtained on exercise of those Rights will be mailed with a copy of this prospectus to each such Shareholder. In order to exercise the Rights represented by the Rights Certificate, such holder of Rights must complete and deliver the Rights Certificate in accordance with the instructions set out under “How to Complete the Rights Certificate”. Rights not exercised by the Expiry Time on the Expiry Date will be void and of no value.

Rights Certificate - Common Shares Held Through CDS

     For all Shareholders who hold their Common Shares through a securities broker or dealer, bank or trust company or other CDS Participant with an address of record in an Eligible Jurisdiction in the book based system administered by CDS, a global certificate representing the total number of Rights to which all such Shareholders as at the Record Date are entitled will be issued in registered form to CDS and will be deposited with CDS on the Commencement Date. The Corporation expects that each beneficial Shareholder will receive a confirmation of the number of Rights issued to it from its CDS Participant in accordance with the practices and procedures of that CDS Participant. CDS will be responsible for establishing and maintaining book-entry accounts for CDS Participants holding Rights.

     Neither the Corporation nor the Subscription Agent will have any liability for: (a) the records maintained by CDS or CDS Participants relating to the Rights or the book-entry accounts maintained by them; (b) maintaining, supervising or reviewing any records relating to such Rights; or (c) any advice or representations made or given by CDS or CDS Participants with respect to the rules and regulations of CDS or any action to be taken by CDS or CDS Participants.

     The ability of a person having an interest in Rights held through a CDS Participant to pledge such interest or otherwise take action with respect to such interest (other than through a CDS Participant) may be limited due to the lack of a physical certificate.

     Shareholders who hold their Common Shares through a CDS Participant must arrange purchases or transfers of Rights through their CDS Participant. It is anticipated by the Corporation that each such purchaser of a Common Share or Right will receive a customer confirmation of issuance or purchase, as applicable, from the CDS Participant through which such Right is issued or such Common Share is purchased in accordance with the practices and policies of such CDS Participant.

Rights Certificate - Common Shares Held Through DTC

     For all Shareholders who hold their Common Shares through a securities broker or dealer, bank or trust company or other DTC Participant with an address of record in an Eligible Jurisdiction in the book based system administered by DTC, a global certificate representing the total number of Rights to which all such Shareholders as at the Record Date are entitled will be issued in registered form to DTC and will be deposited with DTC on the Commencement Date. The Corporation expects that each beneficial Shareholder will receive a confirmation of the number of Rights issued to it from its DTC Participant in accordance with the practices and procedures of that DTC Participant. DTC will be responsible for establishing and maintaining book-entry accounts for DTC Participants holding Rights.

     Neither the Corporation nor the Subscription Agent will have any liability for: (a) the records maintained by DTC or DTC Participants relating to the Rights or the book-entry accounts maintained by them; (b) maintaining, supervising or reviewing any records relating to such Rights; or (c) any advice or representations made or given by DTC or DTC Participants with respect to the rules and regulations of DTC or any action to be taken by DTC or DTC Participants.

     The ability of a person having an interest in Rights held through a DTC Participant to pledge such interest or otherwise take action with respect to such interest (other than through a DTC Participant) may be limited due to the lack of a physical certificate.

     Shareholders who hold their Common Shares through a DTC Participant must arrange purchases or transfers of Rights through their DTC Participant. It is anticipated by the Corporation that each such purchaser of a Common Share or Right will receive a customer confirmation of issuance or purchase, as applicable, from the DTC Participant through which such Right is issued or such Common Share is purchased in accordance with the practices and policies of such DTC Participant.

How to Complete the Rights Certificate

1.

Form 1 — Basic Subscription Privilege. The maximum number of Rights that may be exercised pursuant to the Basic Subscription Privilege is shown in the box on the upper right hand corner of the face of the Rights Certificate. Form 1 must be completed and signed to exercise all or some of the Rights represented by the Rights Certificate pursuant to the Basic Subscription Privilege. If Form 1 is completed so as to exercise some but not all of the Rights represented by the Rights Certificate, the holder of the Rights Certificate will be deemed to have waived the unexercised balance of such Rights, unless the Subscription Agent is otherwise specifically advised by such holder at the time the Rights Certificate is surrendered that the Rights are to be transferred to a third party or are to be retained by the holder.

2.

Form 2 — Additional Subscription Privilege. Complete and sign Form 2 on the Rights Certificate only if you also wish to participate in the Additional Subscription Privilege. See “Additional Subscription Privilege”.

3.

Form 3 — Transfer of Rights. Complete and sign Form 3 on the Rights Certificate only if you wish to transfer the Rights. Your signature must be guaranteed by a Schedule I bank, a major trust company in Canada, or a member of an acceptable Medallion Signature Guarantee Program, including STAMP, SEMP, and MSP (for Canadian Shareholders). Members of STAMP are usually members of a recognized stock exchange in Canada or members of the Investment Industry Regulatory Organization of Canada. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. In the United States, your signature must be guaranteed by a member of an acceptable Medallion Signature Guarantee Program only. It is not necessary for a transferee to obtain a new Rights Certificate to exercise the Rights, but the signatures of the transferee on Forms 1 and 2 must correspond in every particular with the name of the transferee (or the bearer if no transferee is specified) as the absolute owner of the Rights Certificate for all purposes. If Form 3 is completed, the Subscription Agent will treat the transferee as the absolute owner of the Rights Certificate for all purposes and will not be affected by notice to the contrary.

4.

Form 4 — Dividing or Combining. Complete and sign Form 4 on the Rights Certificate only if you wish to divide or combine the Rights Certificate, and surrender it to the Subscription Agent at the Subscription Office. Rights Certificates need not be endorsed if the new Rights Certificate(s) are issued in the same name. The Subscription Agent will then issue a new Rights Certificate in such denominations (totalling the same number of Rights as represented by the Right(s) Certificates being divided or combined) as are required by the Rights Certificate holder. Rights Certificates must be surrendered for division or combination in sufficient time prior to the Expiry Time to permit the new Rights Certificates to be issued to and used by the Rights Certificate holder.

5.

Payment. Enclose payment in U.S. funds by certified cheque, bank draft or money order payable to the order of “Computershare Investor Services Inc.”. The amount of payment will be US$0.66 per Common Share. Payment must also be included for any Additional Shares subscribed for under the Additional Subscription Privilege.

6.

Deposit. Deliver or mail the completed Rights Certificate and payment in the enclosed return envelope addressed to the Subscription Agent so that it is received by the Subscription Office listed above before the Expiry Time on the Expiry Date. If mailing, registered mail is recommended. Please allow sufficient time to avoid late delivery. The signature of the Rights Certificate holder must correspond in every particular with the name that appears on the face of the Rights Certificate.

     Signatures by a trustee, executor, administrator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity should be accompanied by evidence of authority satisfactory to the Subscription Agent. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any subscription will be determined by the Corporation in its sole discretion, and any determination by the Corporation will be final and binding on the Corporation and its security holders. Upon delivery or mailing of the completed Rights Certificate to the Subscription Agent, the exercise of the Rights and the subscription for Common Shares is irrevocable. The Corporation reserves the right to reject any subscription if it is not in proper form or if the acceptance thereof or the issuance of Common Shares pursuant thereto could be unlawful. The Corporation also reserves the right to waive any defect in respect of any particular subscription. Neither the Corporation nor the Subscription Agent is under any duty to give any notice of any defect or irregularity in any subscription, nor will they be liable for the failure to give any such notice. Any holder of Rights that fails to complete their subscription in accordance with the foregoing instructions prior to the Expiry Time on the Expiry Date will forfeit their Rights under the Basic Subscription Privilege and the Additional Subscription Privilege attaching to those Rights.

Undeliverable Rights

     Rights Certificates returned to the Subscription Agent as undeliverable will not be sold by the Subscription Agent and no proceeds of sale will be credited to such holders.

Sale or Transfer of Rights

     Holders of Rights in registered form in Canada or the United States may, instead of exercising their Rights to subscribe for Common Shares, sell or transfer their Rights to any person that is not an Ineligible Holder by completing Form 3 on the Rights Certificate and delivering the Rights Certificate to the transferee. See “-- How to Complete the Rights Certificate - 3. Form 3 - Transfer of Rights”. A permitted transferee of the Rights of a registered holder of a Rights Certificate may exercise the Rights transferred to such permitted transferee without obtaining a new Rights Certificate. If a Rights Certificate is transferred in blank, the Corporation and the Subscription Agent may thereafter treat the bearer as the absolute owner of the Rights Certificate for all purposes and neither the Corporation nor the Subscription Agent will be affected by any notice to the contrary.

     The TSX has conditionally approved the listing of the Rights, the Common Shares issuable upon the exercise of the Rights, the Common Shares issuable upon the exercise of the Additional Subscription Privilege and the Standby Shares. The listing is subject to the Corporation fulfilling all the requirements of the TSX on or before noon on the seventh trading day preceding the record date for the Rights Offering. An application has been made with NYSE MKT to admit the Rights for trading and list the Common Shares issuable upon the exercise of the Rights and the Standby Shares. Provided the Corporation obtains such approval and fulfills all such requirements, the Rights will be listed or admitted for trading, as applicable, on each of the TSX and NYSE MKT on May 31, 2013. Holders that do not wish to exercise their Rights may sell or transfer their Rights through usual investment channels, such as investment dealers and brokers, at the holder’s own expense. It is expected that the Rights will cease trading on the TSX at noon (Eastern time) on the Expiry Date, and on the NYSE MKT at the close of trading (Eastern time) on the day immediately preceding the Expiry Date. The Corporation has filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act, and expects to make other certain filings with the SEC and the NYSE MKT so that the Rights and the Common Shares issuable upon the exercise of the Rights issued to Shareholders that are U.S. residents and are not affiliates of the Corporation will not be subject to transfer restrictions under U.S. securities law.

     Holders of Rights through CDS or DTC Participants in Canada who wish to sell or transfer their Rights must do so in the same manner in which they sell or transfer Common Shares. See “-- Rights Certificate -- Common Shares Held Through CDS” and “Rights Certificate -- Common Shares Held Through DTC”.

Dividing or Combining Rights Certificates

     A Rights Certificate may be divided, exchanged or combined. See “-- How to Complete the Rights Certificate - 4. Form 4 - Dividing or Combining”.

Reservation of Common Shares

     The Corporation will, at all times, reserve sufficient unissued Common Shares as will permit the exchange of all the outstanding Rights for Common Shares during the period beginning on the Commencement Date and ending on the Expiry Date at the Expiry Time.

Dilution to Existing Shareholders

     If a Shareholder does not exercise all of its Rights pursuant to the Basic Subscription Privilege, the Shareholder’s current percentage ownership in the Corporation will be diluted by the issuance of Common Shares upon the exercise of Rights by other Shareholders, as well as the purchase of Standby Shares by the Standby Purchaser and the triggering of the anti-dilution adjustments of the Corporation’s outstanding Warrants issued in connection with the debentures to the Standby Purchaser. Shareholders should be aware that the Standby Purchaser has agreed, subject to certain terms, conditions and limitations, to exercise its Rights under the Basic Subscription Privilege in full pursuant to the Standby Purchase Agreement and to purchase the Standby Shares. See “STANDBY COMMITMENT”.

Ineligible Holders

     This Rights Offering is made only in the Eligible Jurisdictions. Accordingly, neither a subscription under the Basic Subscription Privilege nor under the Additional Subscription Privilege will be accepted from any person, or such person’s agent, who appears to be, or who the Corporation has reason to believe is an Ineligible Holder, except that the Corporation may accept subscriptions in certain circumstances from an Approved Eligible Holder.

     Rights Certificates will not be issued and forwarded by the Corporation to Ineligible Holders who are not Approved Eligible Holders. Ineligible Holders will be presumed to be resident in the place of their registered address unless the contrary is shown to the satisfaction of the Corporation. Ineligible Holders will be sent a letter advising them that their Rights Certificates will be issued to and held on their behalf by the Subscription Agent. The letter will also set out the conditions required to be met, and procedures that must be followed, by Ineligible Holders wishing to participate in the Rights Offering. Rights Certificates in respect of Rights issued to Ineligible Holders will be issued to and held by the Subscription Agent as agent for the benefit of Ineligible Holders. The Subscription Agent will hold the Rights until 5:00 p.m. (Eastern time) on June 26, 2013 in order to provide Ineligible Holders an opportunity to claim a Rights Certificate by satisfying the Corporation that the issue of Common Shares pursuant to the exercise of Rights will not be in violation of the laws of the applicable jurisdiction. Following such date, the Subscription Agent, for the account of registered Ineligible Holders (including Ineligible Holders with an address of record in the United States), will, prior to the Expiry Time on the Expiry Date, attempt to sell the Rights of such registered Ineligible Holders represented by Rights Certificates in the possession of the Subscription Agent on such date or dates and at such price or prices as the Subscription Agent determines in its sole discretion.

     Beneficial owners of Common Shares registered in the name of a resident of an Ineligible Jurisdiction, who are not themselves resident in an Ineligible Jurisdiction, who wish to be recognized as an Approved Eligible Holder and who believe that their Rights Certificates may have been delivered to the Subscription Agent, should advise their broker if they wish to subscribe and the broker may contact the Subscription Agent at the earliest opportunity and in any case in advance of 5:00 p.m. (Eastern time) on June 26, 2013 to request to have their Rights Certificates mailed to them.

     The Rights and the Common Shares issuable on the exercise of the Rights and the Standby Shares have not been qualified for distribution in any Ineligible Jurisdiction and, accordingly, may only be offered, sold, acquired, exercised or transferred in transactions not prohibited by applicable laws in Ineligible Jurisdictions. Notwithstanding the foregoing, persons located in such Ineligible Jurisdictions may be able to exercise the Rights and purchase Common Shares provided that they furnish an investor letter satisfactory to the Corporation on or before June 26, 2013. The form of investor letter will be available from the Corporation or the Subscription Agent upon request. A holder of Rights in an Ineligible Jurisdiction holding on behalf of a person resident in an Eligible Jurisdiction may be able to exercise the Rights provided the holder certifies in the investor letter that the beneficial purchaser is resident in an Eligible Jurisdiction and satisfies the Corporation that such subscription is lawful and in compliance with all securities and other applicable laws.

     No charge will be made for the sale of Rights by the Subscription Agent except for a proportionate share of any brokerage commissions incurred by the Subscription Agent and the costs of or incurred by the Subscription Agent in connection with the sale of the Rights. Registered Ineligible Holders will not be entitled to instruct the Subscription Agent in respect of the price or the time at which the Rights are to be sold. The Subscription Agent will endeavour to effect sales of Rights on the open market and any proceeds received by the Subscription Agent with respect to the sale of Rights net of brokerage fees and costs incurred and, if applicable, the Canadian tax required to be withheld, will be divided on a pro rata basis among such registered Ineligible Holders and delivered by mailing cheques (in Canadian funds) of the Subscription Agent therefor as soon as practicable to such registered Ineligible Holders at their addresses recorded on the books of the Corporation. Amounts of less than US$10.00 will not be remitted. The Subscription Agent will act in its capacity as agent of the registered Ineligible Holders on a best efforts basis only and the Corporation and the Subscription Agent do not accept responsibility for the price obtained on the sale of, or the inability to sell, the Rights on behalf of any registered Ineligible Holder. Neither the Corporation nor the Subscription Agent will be subject to any liability for the failure to sell any Rights of registered Ineligible Holders or as a result of the sale of any Rights at a particular price or on a particular day. There is a risk that the proceeds received from the sale of Rights will not exceed the costs of or incurred by the Subscription Agent in connection with the sale of such Rights and, if applicable, the Canadian tax required to be withheld. In such event, no proceeds will be remitted.

     Holders of Rights who are not resident in Canada or the United States should be aware that the acquisition and disposition of Rights or Common Shares may have tax consequences in the jurisdiction where they reside, which are not described herein. Accordingly, such holders should consult their own tax advisors about the specific tax consequences in the jurisdiction where they reside of acquiring, holding and disposing of Rights or Common Shares.

PLAN OF DISTRIBUTION

      Each Shareholder on the Record Date will receive one Right for each Common Share held.

     The Subscription Price for this Rights Offering was determined by the Special Committee of the Board, consisting of the independent members of the Board. In determining the Subscription Price, the Special Committee used the required formula under TSX rules. The Subscription Price does not bear any relationship to the book value of the Corporation’s assets or the Corporation’s past operations, cash flow, losses, financial condition, net worth or any other established criteria to value securities. Accordingly, holders of Rights should not consider the Subscription Price as an indication of the value of the Corporation or of the Common Shares to be offered in this Rights Offering.

     This prospectus qualifies the distribution of the Rights as well as the Common Shares issuable upon exercise of the Rights and the Standby Shares in each of the Eligible Jurisdictions. The Rights as well as the Common Shares issuable upon the exercise of the Rights and the Standby Shares are not qualified under the securities laws of, or being distributed or offered in, any Ineligible Jurisdiction and, except under the circumstances described herein, Rights may not be exercised by or on behalf of an Ineligible Holder. This prospectus is not, and under no circumstances is to be construed as, an offering of any Rights or Common Shares for sale in any Ineligible Jurisdiction or a solicitation therein of an offer to buy any securities. Rights Certificates will not be sent to Shareholders with addresses of record in any Ineligible Jurisdiction. Instead, such Ineligible Holders will be sent a letter advising them that their Rights Certificates will be held by the Subscription Agent, who will hold such Rights as agent for the benefit of all such Ineligible Holders. See “DESCRIPTION OF OFFERED SECURITIES -- Ineligible Holders”.

     No action has been or will be taken in any jurisdiction other than in the Eligible Jurisdictions, where action for that purpose is required, which would permit a public offering of the Offered Securities or the possession, circulation or distribution of this prospectus or any material relating to this Rights Offering except as set forth herein. Accordingly, the Offered Securities may not be offered, sold or delivered, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with this Rights Offering may be distributed or published, in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (defined below) (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of rights may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Rights shall require the Corporation to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the Rights Offering and any Rights to be offered so as to enable an investor to decide to purchase any Rights, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

     The Corporation has not authorized, nor does it authorize, the making of any offer of Rights through any financial intermediary on its behalf. Accordingly, no purchaser of Rights is authorized to make any further offer of the Rights on behalf of the Corporation.

     The European Economic Area selling restriction is in addition to any other selling restrictions set out in this prospectus.

Stock Exchange Approvals

     An application was submitted to the TSX to approve the listing of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. A similar application was made with NYSE MKT to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights and the Standby Shares. Conditional approval for the listing of the Rights on the TSX was obtained on May 3, 2013. For the listing of the Rights, the Common Shares underlying the Rights, and the Standby Shares from the TSX and NYSE MKT, the Corporation must fulfill all of the listing requirements of the TSX and NYSE MKT, respectively. Provided the Corporation fulfills all such requirements, the Rights will be listed for trading on the TSX and admitted for trading on the NYSE MKT on May 31, 2013. If approved for listing or admitted for trading, as applicable, it is expected that the Rights will cease trading on the TSX at noon (Eastern time) on the Expiry Date, and on the NYSE MKT at the close of trading (Eastern time) on the day immediately preceding the Expiry Date.

STANDBY COMMITMENT

     Under the Standby Purchase Agreement, the Standby Purchaser has agreed, subject to certain terms, conditions and limitations, including but not limited to the Maximum Investment, to purchase at the Subscription Price, pursuant to the Basic Subscription Privilege, the Additional Subscription Privilege and the Standby Purchase Agreement, up to 80,398,727 Offered Securities.

     The Maximum Investment limits the number of Offered Securities that the Standby Purchaser can acquire pursuant to its Basic Subscription Privilege, Additional Subscription Privilege and/or Standby Commitment to the lesser of: (a) the Market Capitalization Limit; and (b) the HSR Act Limit. See description of the Maximum Investment on page 3 of the cover page of this prospectus.

     The Standby Purchaser is not required or permitted to subscribe for any Rights Offering Shares and/or Standby Shares pursuant to its Basic Subscription Privilege, Additional Subscription Privilege and/or Standby Commitment if the subscription for such Common Shares would exceed the Maximum Investment.

     In consideration for the Standby Commitment, the Standby Purchaser will be entitled to the Standby Fee upon the successful completion of the Rights Offering in the amount equal to 2.00% of the Maximum Investment being US$1,061,263, regardless of how many Standby Shares the Standby Purchaser purchases. The Standby Fee will be payable in cash without set off against any amount payable by the Standby Purchaser on account of the Common Shares in immediately available funds by wire transfer to the account designated by the Standby Purchaser.

     The obligation of the Standby Purchaser to complete the subscription under the Rights Offering is subject to the following conditions, among others, being satisfied in full: (i) the Corporation and the Standby Purchaser shall have entered into a corporate governance agreement under which, effective January 1, 2014, the Standby Purchaser may nominate for election that number of the directors of the Corporation which is proportionate to the Standby Purchaser's holdings of issued and outstanding common shares (on a fully diluted basis) relative to all the issued and outstanding common shares (on a fully diluted basis) subject to certain limitations including that the Standby Purchaser may not nominate for election more than 49% (rounding down) of the directors to the Board; (ii) the Corporation and the Standby Purchaser having entered into a registration rights agreement; (iii) the closing of the Rights Offering having occurred within 90 days from the date of the Standby Purchase Agreement; and (iv) certain other customary closing conditions.

     The Corporation has provided certain representations, warranties and covenants under the Standby Purchase Agreement including corporate authority, authorized capitalization, no undisclosed material changes, tax and tax filings, use and title to owned and leased real property, proper permits, pension plans, environmental and mineral rights, intellectual property, financial reporting, and securities law matters, amongst others.

     The Standby Purchaser has provided certain representations, warranties and covenants under the Standby Purchase Agreement including corporate authority, amongst others.

     The obligations of the Standby Purchaser under the Standby Purchase Agreement may be terminated at the discretion of the Standby Purchaser in certain circumstances, including, without limitation:

(a)

by giving written notice to the Corporation at any time prior to, but not after, the date on which the final prospectus and registration statement is mailed to the holders in the Eligible Jurisdictions if:

(i)

the Corporation has committed a material breach of the Standby Purchase Agreement (which shall include, for the avoidance of doubt, any material breach of any representations or warranties set out in the Standby Purchase Agreement) and, if capable of cure, has not cured it within a reasonable time; or

(ii)	any of the following has occurred and is continuing under the debentures issued by PMI to the Standby Purchaser;

	(A)	a default in payment of any principal amount due under any debenture issued to the Standby Purchaser;

	(B)	a default in payment of any interest or other amount due under any debenture issued to the Standby Purchaser which default continues for more than five business days after the due date thereof;

(C)

a default in the timely issuance of common shares into which the Warrants issued to the Standby Purchaser upon and in accordance with the terms of the Warrants, which default continues for five business days after the Corporation has received written notice informing the Corporation that it has failed to issue shares or deliver share certificates within the fifth day following the exercise date;

(D)

failure by PMI or the Corporation for 15 days after written notice has been received by PMI or the Corporation, as applicable, to comply with any material provision of any of the 2008 Financing Agreements (including the failure of PMI to make a change in control offer), the Standby Purchase Agreement or the Confirmation of Secured Obligations Agreement (the “Confirmation of Secured Obligations Agreement”) entered into among PMI, the Corporation and the Standby Purchaser dated April 10, 2013;

(E)

a material breach by PMI or the Corporation of its covenants, representations or warranties in any of the 2008 Financing Agreements, the Standby Purchase Agreement or the Confirmation of Secured Obligations Agreement;

(F)

any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the PMI or the Corporation for in excess of US$1,000,000 or for money borrowed the repayment of which is guaranteed by PMI or the Corporation for in excess of US$1,000,000, whether such indebtedness or guarantee now exists or shall be created hereafter;

(G)

if PMI or the Corporation is subject to any the following events: (a) PMI or the Corporation commences a case or other proceeding or proposal under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, winding-up, insolvency or liquidation or similar law of any jurisdiction (including the Bankruptcy Act (Canada) or the Companies’ Creditors Arrangement Act (Canada)) relating to PMI or the Corporation; (b) there is commenced against PMI or the Corporation any such case or proceeding or proposal that is not dismissed within 30 days after commencement; (c) PMI or the Corporation is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) PMI or the Corporation suffers any appointment of any trustee, receiver, receiver and manager, interim receiver, custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) PMI or the Corporation makes a general assignment for the benefit of creditors; (f) PMI or the Corporation fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) PMI or the Corporation calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) PMI or the Corporation, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing;

(H)

if a judgment or order is obtained against PMI or the Corporation which has or would have a material adverse effect, and, if such judgment or order is for the payment of money, the judgment or order has not been dismissed, stayed or satisfied within 20 days of the date that such judgment or order is issued;

(I)

if any material permit or license or material agreement of PMI or the Corporation expires or is withdrawn, cancelled, terminated, or modified (and such expiry, withdrawal, cancellation, termination or modification would have a material adverse effect) and is not reinstated or replaced within 30 days thereafter without material impairment of the property or business of PMI or the Corporation;

(J)

a final judgment, writ of execution, garnishment or attachment or similar process is issued or levied against any property of PMI or the Corporation having a fair market value in excess of US$1,000,000 and such judgment, writ, execution, garnishment, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within 45 days after its entry, commencement or levy;

(K)

solely with respect to principal amounts held by the Standby Purchaser, a material breach by the Corporation of its covenants, representations or warranties in the marketing agreement, the copper offtake agreement or nickel offtake agreement that were entered into with the Standby Purchaser at the time the 2008 Financing Agreements were executed; or

(L)	the termination of the Standby Purchase Agreement prior to the completion of the Rights Offering; or

(iii)

the Corporation has committed a material breach of any other material agreement between the Corporation and/or its Affiliates (as defined in the Standby Purchase Agreement) on the one hand and the Standby Purchaser and/or its Affiliates (as defined in the Standby Purchase Agreement) on the other hand and if capable of cure, has not been cured in the time permitted under the applicable agreement.

(b)	the Corporation fails to:

(i) obtain final listing approval from the TSX and the NYSE MKT for the Rights at least two days prior to the date named as the Record Date in this prospectus;

(ii)

obtain conditional listing approval from the TSX and NYSE MKT in respect of the Common Shares issuable upon exercise of the Rights and the Standby Shares, prior to or on the completion of the Rights Offering, subject to receipt of customary final documentation; and

(iii)

satisfy any of the applicable conditions set out in the Standby Purchase Agreement on or before the completion of the Rights Offering, including that the Rights Offering closing occurs within 90 days of the execution of the Standby Purchase Agreement;

(c)	the Common Shares are de-listed or suspended or halted for trading for a period greater than one business day for any reason by the TSX or NYSE MKT at any time; or

(d)	if the Rights Offering is otherwise terminated or cancelled.

     The Corporation has agreed to indemnify the Standby Purchaser for certain matters including any and all, direct or indirect losses, claims, damages, demands, costs, and expenses and other liabilities of any kind caused or incurred by reason of any misrepresentations or alleged misrepresentations in the prospectus or registration statement, any order made or any inquiry, investigation or proceeding instituted, threatened or announced based upon a misrepresentation in the prospectus or registration statement, noncompliance or alleged non-compliance with securities laws by the Corporation and any breach or default of the Corporation under the Standby Purchase Agreement.

     The Standby Purchaser, together with its affiliates, currently owns 46,967,842 Common Shares, representing approximately 25.6% of the outstanding Common Shares. If no Rights are exercised by persons other than the Standby Purchaser, and the Standby Purchaser exercises all of its Rights and its Standby Commitment, following the closing of the Rights Offering, the Standby Purchaser, together with its affiliates, could own up to 127,366,569 Common Shares, representing up to approximately 48.3% of the issued and outstanding Common Shares.

     The Standby Purchaser is not engaged as an underwriter in connection with the Rights Offering and has not been involved in the preparation of, or performed any review of, this prospectus in the capacity of an underwriter. No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

RISK FACTORS

     The receipt of Rights and an investment in the Common Shares is subject to a number of risks. A prospective purchaser of such securities should carefully consider the information and risks faced by the Corporation described in this prospectus and the documents incorporated by reference including, without limitation, the risk factors set out under the heading “Risks Factors” in the 2013 AIF and “Risks and Uncertainties” in the Annual MD&A.

Dilution

     If a Shareholder does not exercise all of its Rights pursuant to the Basic Subscription Privilege, the Shareholder’s current percentage ownership in the Corporation will be diluted by the issuance of Common Shares upon the exercise of Rights by other Shareholders, as well as the purchase of Standby Shares by the Standby Purchaser, and the triggering of the anti-dilution adjustments of the Corporation’s outstanding Warrants issued in connection with the debentures to Glencore.

Trading market for Rights

     Although the Corporation expects that the Rights will be listed on the TSX and admitted for trading on the NYSE MKT, the Corporation cannot provide any assurance that an active or any trading market in the Rights will develop or that Rights can be sold on the TSX or NYSE MKT at any time. To the extent an active trading market does not develop, the pricing of the Rights in the secondary market, the transparency and availability of trading prices and liquidity of the Rights, would be adversely affected which may have a material impact on the Corporation and its share price.

Market price of securities of the Corporation may be subject to significant fluctuations which may be based on factors unrelated to its financial performance or prospects

     The trading price of the securities of the Corporation have been and may continue to be subject to significant fluctuations which may be based on factors unrelated to its financial performance or prospects. These factors include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries.

Standby Purchase Agreement may be terminated under certain circumstances

     Under the terms of the Standby Purchase Agreement, the Standby Purchaser has the right to terminate the Standby Commitment in certain circumstances, as set out under the heading “STANDBY COMMITMENT”. If the Standby Purchaser becomes entitled to and does terminate its Standby Commitment, the application for the Rights Offering Securities shall be withdrawn and the Corporation shall procure that the listing does not become effective (except to the extent such listing has already become effective), the Standby Purchase Agreement shall terminate and the parties obligations under the Standby Purchase Agreement shall cease immediately and neither party will have any claim against any other party except, provided however that such limitation will not apply in the event of fraud or a material breach of the Standby Purchase Agreement and the anticipated proceeds of the Rights Offering will not be realized. If the Standby Commitment is terminated, the Corporation may need to seek other alternate sources of financing for the NorthMet Project. The failure to complete the Rights Offering and to receive the anticipated US$60,480,000 gross proceeds (assuming full exercise of the Rights) will have a material adverse effect on the Corporation as it does not currently have sufficient cash or alternate sources of financing available.

Future sales may affect the market price of the Common Shares

     In order to finance future operations, the Corporation may raise funds through the issuance of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares. The Corporation cannot predict the size of future issuances of Common Shares or the issuance of debt instruments or other securities convertible into shares or the effect, if any, that future issuances and sales of the Corporation’s securities will have on the market price of the Common Shares.

Exercises of Rights may not be revoked

     Subject to certain statutory withdrawal and rescission rights available to Canadian subscribers, if the Common Share trading price declines below the Subscription Price for the Common Shares, resulting in a loss of some or all of the Shareholder’s Subscription Price, the Shareholders may not revoke or change the exercise of Rights after they send in their subscription forms and payment.

A large number of Common Shares may be issued and subsequently sold upon the exercise of Rights

     To the extent that Shareholders who exercise Rights sell the Common Shares underlying such Rights, the market price of the Corporation’s Common Shares may decrease due to the additional selling pressure in the market. The risk of dilution from issuances of Common Shares underlying the Rights may cause Shareholders to sell their Common Shares, which may have a material adverse impact on the Corporation and its share price.

The sale of Common Shares issued upon exercise of the Rights could encourage short sales by third parties which could depress the price of the Common Shares

     Any downward pressure on the price of Common Shares caused by the sale of Common Shares underlying the Rights could encourage short sales by third parties. In a short sale, a prospective seller borrows Common Shares from a Shareholder or broker and sells the borrowed Common Shares. The prospective seller hopes that the Common Share price will decline, at which time the seller can purchase Common Shares at a lower price for delivery back to the lender. The seller profits when the Common Share price declines because it is purchasing Common Shares at a price lower than the sale price of the borrowed Common Shares. Such sales could place downward pressure on the price of the Corporation’s Common Shares by increasing the number of Common Shares being sold, which may have a material adverse impact on the Corporation and its share price.

The Subscription Price is not necessarily an indication of value

     The Subscription Price was determined by the Corporation in accordance with the rules of the TSX. The Corporation’s objective in determining the Subscription Price is to encourage holders of Rights to exercise their Rights. The Subscription Price does not necessarily bear any relationship to the book value of the Corporation’s assets, past operations, cash flows, losses, financial condition or any other established criteria for value. Holders of Rights should not consider the Subscription Price to be an indication of the Corporation’s value and the Common Shares may trade at prices above or below the Subscription Price.

Subscribers outside of the United States are subject to exchange rate risk

     The Subscription Price is payable in United States dollars. Accordingly, any Subscriber outside of the United States is subject to adverse movements in their local currency against the United States dollar.

     Because we believe that we will be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes, U.S. Holders (as defined in “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS”) of our Common Shares may be subject to U.S. federal income tax consequences that are worse than those that would apply if we were not a PFIC, such as ordinary income treatment plus a charge in lieu of interest upon a sale or disposition of our Common Shares even if the shares were held as a capital asset. See “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.”

Negative Cash Flow from Operating Activities

     As a development stage company with no holdings in any producing mines, the Corporation continues to incur losses and expects to incur losses in the future. As at January 31, 2013, PolyMet had an accumulated deficit of US$88,416,000. The Corporation may not be able to achieve or sustain profitability in the future. If PolyMet does not begin to generate revenues, the Corporation may either have to suspend or cease operations.

     The Corporation has prepared the consolidated financial statements on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of operations.

     The Corporation currently has negative cash flow from operating activities. The Corporation cannot predict if or when it will operate profitably and generate positive cash flows. The Corporation intends to use proceeds raised primarily for construction engineering financing with respect to the development of the NorthMet Project..

     The Corporation has taken steps to fund its operations through the issuance of equity and debt. The Corporation plans to meet its financial obligations to the point at which all regulatory approvals for the NorthMet Project have been obtained, which will allow the Corporation to raise capital to construct the mine and commence commercial production.

     Since January 1, 2007, PolyMet has raised US$118,000,000 in equity, US$25,000,000 in initial principal debt exchangeable into equity upon receipt of permits necessary to build and operate the NorthMet Project, and US$20,000,000 in initial principal debt that is not exchangeable into equity.

     The Corporation will need to raise sufficient funds to fund ongoing development, capital expenditures and administration expenses, in accordance with spending plans. While in the past the Corporation has been successful in closing financing agreements with the Standby Purchaser and other parties and the Corporation expects the Rights Offering to be completed, there can be no assurance the Rights Offering will be completed or that the Corporation will be able to secure financing again in the future. Factors that could affect the availability of financing include the state of international debt and equity markets, investor perceptions and expectations and the global metals markets.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Farris, Vaughan, Wills & Murphy LLP, Canadian tax counsel to the Corporation, the following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a holder of Rights acquired pursuant to the Rights Offering and of Common Shares acquired on the exercise of such Rights that, for the purposes of the Tax Act and at all relevant times, holds such Rights and Common Shares as capital property, is not affiliated with the Corporation, and deals with the Corporation at arm’s length (a “Holder”). A Right or Common Share generally will be capital property to a Holder unless it is held in the course of carrying on a business of trading in or dealing in securities, or it has been acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade.

     This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (“Tax Proposals”) before the date of this Prospectus, and the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

     This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Rights or Common Shares.

     Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Rights and Common Shares must be expressed in Canadian dollars (including adjusted cost base, proceeds of disposition and dividends). For purposes of the Tax Act, amounts denominated in a foreign currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

Residents of Canada

     The following portion of the summary is generally applicable to a Holder that, at all relevant times for purposes of the Tax Act, is or is deemed to be resident in Canada (a “Resident Holder”). Certain Resident Holders that might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have their Common Shares and all other “Canadian securities” (as defined in the Tax Act) owned in the taxation year of the election and all subsequent taxation years deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Rights are not “Canadian securities” for these purposes; accordingly, the characterization of Rights as capital property is unaffected by a Resident Holder’s making an election pursuant to subsection 39(4) of the Tax Act.

     The following portion of the summary does not apply to a Resident Holder: (i) that is a “financial institution” for purposes of section 142.2 of the Tax Act, (ii) that is a “specified financial institution” as defined for purposes of the Tax Act, (iii) that is a corporation that is, or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Rights or Common Shares, controlled by a non-resident corporation for the purposes of the rules in proposed section 212.3 of the Tax Act, (iv) to which the “functional currency” reporting rules in section 261 of the Tax Act apply, or (v) an interest in which is a “tax shelter investment” for purposes of the Tax Act. Such Holders should consult their own tax advisors.

Acquisition of Rights

     A Resident Holder that receives a Right pursuant to the Rights Offering will not be required to include the value of such Right in computing the Resident Holder’s income for purposes of the Tax Act. Rights received by a Resident Holder pursuant to this Rights Offering will have an adjusted cost base of nil. The cost of Rights acquired by a Resident Holder otherwise than pursuant to this Rights Offering will be averaged with the adjusted cost base of all other Rights held by that Resident Holder as capital property immediately prior to such acquisition for the purposes of determining the adjusted cost base to that Resident Holder of each Right so held.

Exercise of Rights

     The exercise of a Right will not constitute a disposition of that Right for purposes of the Tax Act and, accordingly, a Resident Holder will not realize a gain or loss on such exercise. The aggregate cost to a Resident Holder of the Common Shares acquired on the exercise of a Right will be equal to the aggregate amount of the Subscription Price paid on exercise and the Resident Holder’s adjusted cost base of the Right, if any, immediately before the exercise. The adjusted cost base to a Resident Holder at any time of Common Shares received on an exercise of Rights will be determined by averaging the cost of such Common Shares with the adjusted cost base of any other Common Shares owned by the Resident Holder as capital property at that time.

Disposition of Rights

     A Resident Holder that disposes of or is deemed to dispose of a Right (otherwise than by exercise of the Right) generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Right exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. The tax treatment of any capital gain (or capital loss) realized on the disposition of a Right (otherwise than by the exercise of the Right) is described below under the heading “Treatment of Capital Gains and Capital Losses”.

Expiry of Rights

     The expiry or termination of an unexercised Right will result in a capital loss to a Resident Holder equal to the adjusted cost base, if any, of the Right immediately before its expiry or termination. Any such capital loss will be subject to the treatment described below under the heading “Treatment of Capital Gains and Capital Losses”.

Receipt of Dividends on Common Shares

     Dividends received or deemed to be received on Common Shares by a Resident Holder that is an individual (other than certain trusts) will be included in computing the individual’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by an individual from a taxable Canadian corporation. Taxable dividends received or deemed to be received by such individual which are designated by the Corporation as “eligible dividends” in accordance with the Tax Act will be subject to enhanced gross-up and dividend tax credit rules under the Tax Act.

     Taxable dividends received by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

     Dividends received or deemed to be received on Common Shares by a Resident Holder that is a corporation will be included in computing the corporation’s income and generally will be deductible in computing the taxable income of the corporation. A Resident Holder that is a “private corporation” or a “subject corporation” for purposes of the Tax Act may be liable to pay a refundable tax of 33 1/3% on dividends received or deemed to be received to the extent such dividends are deductible in computing such Resident Holder’s taxable income.

Disposition of Common Shares

     On a disposition or a deemed disposition of a Common Share (other than to the Corporation, unless purchased by the Corporation on the open market in the manner in which shares are normally purchased by any member of the public in the open market), a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Common Share exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. The tax treatment of any such capital gain (or capital loss) is described under the heading “Treatment of Capital Gains and Capital Loses”.

Treatment of Capital Gains and Capital Losses

     Generally, one-half of the amount of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in computing the Resident Holder’s income in that year, and one-half of the amount of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year generally must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act.

     The amount of any capital loss realized on the disposition or deemed disposition of a Common Share by a Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on the Common Share (or on a share for which such Common Share has been substituted) to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares, directly, or indirectly through a partnership or a trust. Resident Holders to which these rules may be relevant should consult their own tax advisors.

     A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable for a refundable tax of 6 2/3% on its “aggregate investment income”, which is defined in the Tax Act to include taxable capital gains.

     Capital gains realized by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

Non-Residents of Canada

     The following portion of the summary is generally applicable to a Holder that, at all relevant times for purposes of the Tax Act, is neither resident nor deemed to be resident in Canada (including as a consequence of an applicable income tax treaty or convention) and does not use or hold, and is not deemed to use or hold Rights or Common Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules which are not discussed in this summary, may apply to a non-resident insurer carrying on business in Canada and elsewhere. Such holders should consult their own tax advisors.

Acquisition of Rights

     The issuance of Rights to a Non-Resident Holder pursuant to the Rights Offering will not be subject to Canadian withholding tax and no other tax will be payable under the Tax Act by a Non-Resident Holder in respect of the receipt of Rights pursuant to the Rights Offering.

Exercise of Rights

     The exercise of Rights by a Non-Resident Holder will not constitute a disposition of Rights for purposes of the Tax Act and, consequently, no gain or loss will be realized by the Non-Resident Holder upon the exercise of the Rights.

Expiry of Rights

     A Non-Resident Holder will not be subject to tax under the Tax Act in respect of the expiry or termination of an unexercised Right.

Dispositions of the Rights or Common Shares

     A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition of Rights or Common Shares (including a disposition made on behalf of Ineligible Holders) unless the Rights or Common Shares disposed of constitute “taxable Canadian property” of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

     The Rights will only be “taxable Canadian property” of a Non-Resident Holder if the Common Shares to be issued upon the exercise of the Rights would be “taxable Canadian property” of the Non-Resident Holder.

     Generally, a Common Share will not be “taxable Canadian property” (within the meaning of the Tax Act) of a Non-Resident Holder at a particular time provided the Common Share is listed on a “designated stock exchange” (which currently includes the TSX) unless, at any time during the 60-month period preceding the particular time, (a) the Common Share derived more than 50% of its fair market value directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties (as such terms are defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in (i) to (iii), whether or not the property exists; and (b) the NonResident Holder, persons not dealing at arm’s length with such Non-Resident Holder or the Non- Resident Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Corporation.

     Notwithstanding the foregoing, in certain circumstances the Rights would constitute taxable Canadian property by virtue of certain deeming rules in the Tax Act. Non-Resident Holders for which the Rights or Common Shares may constitute “taxable Canadian property” should consult their own tax advisors for advice having regard to their particular circumstances.

Receipt of Dividends on Common Shares

     Dividends on Common Shares paid or credited, or deemed to be paid or credited to a Non-Resident Holder will be subject to a non-resident withholding tax under the Tax Act at a rate of 25%, subject to reduction under the provisions of an applicable income tax treaty or convention.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATION

     The following summary describes certain material U.S. federal income tax consequences to a “U.S. Holder” (as defined below) of the receipt and exercise (or expiration) of the Rights acquired through this Offering, and of owning and disposing of the Common Shares received upon the exercise of the Rights.

     This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, in each case as of the date hereof. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not sought any ruling from the U.S. Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

     For purposes of this discussion, a “U.S. Holder” means a holder of Rights or Common Shares that is (i) a citizen or an individual resident of the U.S., (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more “U.S. persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. This summary does not apply to you if you are not a U.S. Holder.

     This summary applies to you only if you are a U.S. Holder (i) that receives your Rights pursuant to this Offering, and you hold your Rights or Common Shares issued to you upon exercise of the Rights as capital assets for tax purposes, and (ii) (a) that is a resident of the United States for purposes of the current Convention between the United States and Canada signed on September 26, 1980 (as amended by the Protocols, the “Treaty”), (b) whose Rights and Common Shares are not, for purposes of the Treaty, effectively connected with a permanent establishment in Canada and (c) that otherwise qualifies for the full benefits of the Treaty.

     In addition, this discussion does not address any U.S. federal alternative minimum tax, U.S. federal estate, gift, or other non-income tax; or state, local or non-U.S. tax consequences of the acquisition, ownership and disposition of a Right or Common Share. In addition, this discussion does not address the U.S. federal income tax consequences to certain categories of U.S. Holders subject to special rules, including U.S. Holders that are (i) banks, financial institutions or insurance companies; (ii) regulated investment companies or real estate investment trusts; (iii) brokers or dealers in securities or currencies or traders in securities that elect to use a mark-to-market method of accounting; (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (v) holders that hold a Right or Common Share as part of a hedge, straddle, conversion transaction or a synthetic security or other integrated transaction; (vi) holders that have a “functional currency” other than the United States dollar; (vii) holders that own directly, indirectly or constructively 10 percent or more of the voting power of the Corporation; and (viii) United States expatriates.

     If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Rights or Common Shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. federal income tax consequences of being a partner in a partnership that holds or disposes of Rights or Common Shares.

     This discussion addresses only certain aspects of U.S. federal income taxation to U.S. Holders. U.S. Holders should consult their own tax advisors regarding the U.S. federal, state, local, non-U.S. and other tax consequences of the ownership and disposition of Rights or Common Shares.

     ACCORDINGLY, EACH RECIPIENT OF RIGHTS IN THE OFFERING SHOULD CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE OFFERING AND THE RELATED COMMON SHARE ISSUANCES THAT MAY RESULT FROM SUCH RECIPIENT’S PARTICULAR CIRCUMSTANCES.

Taxation of Rights

Receipt of Rights

     Your receipt of the Rights pursuant to the Offering will not be treated as a taxable distribution with respect to your existing Common Shares for U.S. federal income tax purposes. Under Section 305 of the Code, a shareholder who receives a right to acquire shares will, in certain circumstances, be treated as having received a taxable dividend in an amount equal to the value of such right. A common shareholder who receives a right to acquire common shares generally will be treated as having received a taxable dividend if such shareholder’s proportionate interest in the earnings and profits or assets of the corporation is increased and any other shareholder receives a distribution of cash or other property. A common shareholder who receives a right to acquire common shares will be treated as having received a taxable dividend if the distribution is treated as part of a “disproportionate distribution.” A disproportionate distribution of share or share rights occurs when a distribution (or series of distributions) from a corporation results in (a) an increase in the shareholder’s proportionate interest in the earnings and profits or assets of the corporation and (b) the receipt by other stockholders of cash or other property. For purposes of the above, “shareholder” includes holders of warrants, options and convertible securities. Under the above principles, however, we do not believe that a disproportionate distribution will occur and, therefore, the receipt of the Rights will not be taxable to a U.S. Holder.

Tax Basis in Rights

     If the fair market value of the Rights you receive is less than 15% of the fair market value of your existing Common Shares on the date you receive the Rights, the Rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing Common Shares between your existing Common Shares and the Rights in proportion to the relative fair market values of the existing Common Shares and the Rights determined on the date of receipt of the Rights. If you choose to allocate basis between your existing Common Shares and the Rights, you must make this election on a statement included with your tax return for the taxable year in which you receive the Rights. Such an election is irrevocable.

     However, if the fair market value of the Rights you receive is 15% or more of the fair market value of your existing Common Shares on the date you receive the Rights, then you must allocate your basis in your existing Common Shares between your existing Common Shares and the Rights you receive in proportion to their fair market values determined on the date you receive the Rights. The fair market value of the Rights on the date the Rights will be distributed is uncertain. In determining the fair market value of the Rights, you should consider all relevant facts and circumstances, including the trading price thereof.

Exercise of Rights

     You will not recognize gain or loss on the exercise of a Right. Your tax basis in a new Common Share acquired when you exercise a Right will be equal to your adjusted tax basis in the Right, if any, plus the Subscription Price. The holding period of a Common Share acquired when you exercise your Rights will begin on the date of exercise.

Disposition of Rights

     A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Right in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis, if any, in the Right sold or otherwise disposed of. Subject to the discussion under “Taxation of Common Shares Acquired upon Exercise of Rights -- Passive Foreign Investment Company” below, any such gain or loss generally will be capital gain or loss, and will be short-term or long-term depending on whether the Rights are treated as having been held for more than one year. Long-term capital gains of a non-corporate taxpayer are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to various limitations.

Expiration of Rights

     If you allow Rights to expire, you will not recognize any gain or loss for U.S. federal income tax purposes, and you will re-allocate any portion of the tax basis in your existing Common Shares previously allocated to the Rights that have expired to the existing Common Shares.

Taxation of Common Shares Acquired upon Exercise of Rights

Distributions on Our Common Shares

     Subject to the discussion below under “Passive Foreign Investment Company,” U.S. Holders receiving dividend distributions (including constructive dividends) with respect to our Common Shares generally are required to include in gross income for U.S. federal income tax purposes the gross amount of such distributions (without reduction for any Canadian income or other tax withheld from such distributions), equal to the U.S. dollar value of such distributions on the date of receipt (based on the exchange rate on such date), to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in our Common Shares and thereafter as capital gain from the sale or exchange of such Common Shares. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that the full amount of a distribution with respect to the Common Shares will be treated, and reported by us, as a dividend.

     Dividends received by U.S. Holders that are individuals, estates or trusts from a “qualified foreign corporation,” as defined in the Code, generally are taxed at the same preferential tax rates applicable to long-term capital gains. A corporation that is a “passive foreign investment company”, as defined below under “Passive Foreign Investment Company,” for its taxable year during which it pays a dividend, or for its immediately preceding taxable year, however, is not a “qualified foreign corporation.” Since we believe we will meet the definition of a PFIC, dividends received by U.S. Holders that are individuals, estates or trusts generally will be subject to U.S. federal income tax at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains). Dividends paid on our Common Shares will not be eligible for the dividends received deduction provided to corporations receiving dividends from certain U.S. corporations.

     In the case of foreign currency (such as Canadian dollars) received as a dividend that is not converted by the recipient into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Generally any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including the exchange for U.S. dollars, will be ordinary income or loss.

     The maximum rate of withholding tax on dividends paid to you pursuant to the Treaty is 15 percent. You may be required to properly demonstrate to the Corporation and the Canadian tax authorities your entitlement to the reduced rate of withholding under the Treaty.

Disposition of Our Common Shares

     Subject to the discussion below under “Passive Foreign Investment Company,” U.S. Holders will recognize gain or loss upon the sale of our Common Shares equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the U.S. Holder’s tax basis in our Common Shares. Any gain or loss on disposition of our Common Shares generally will be U.S. source gain or loss and will be capital gain or loss. If, at the time of the disposition, a U.S. Holder is treated as holding the Common Shares for more than one year, such gain or loss will be a long-term capital gain or loss. Long-term capital gain recognized by a non-corporate U.S. Holder is currently subject to taxation at a reduced rate. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

     We believe that we will meet the definition of “passive foreign investment company” under Section 1297 of the Code. A U.S. holder that holds shares in a non-U.S. corporation during any year in which such corporation is a PFIC is subject to numerous special U.S. federal income tax rules. A non-U.S. corporation is considered to be a PFIC for any taxable year if either: at least 75% of its gross income is passive income (the “income test”), or at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

     For purposes of the income test and the asset test, respectively, we will be treated as earning our proportionate share of the income and owning our proportionate share of the assets of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the shares. In addition, for purposes of the income test, passive income does not include any interest, dividends, rents, or royalties received or accrued by us from certain related persons, to the extent such items are properly allocable to income of such related person that is not passive.

     We must make a separate determination each year as to whether or not we are a PFIC. As a result, our PFIC status may change. In particular, because the total value of our assets for purposes of the asset test will be calculated using the market price of our Common Shares (assuming that we continue to be a publicly traded corporation for purposes of the PFIC rules), our PFIC status will depend in large part on the market price of our Common Shares. Accordingly, fluctuations in the market price of our Common Shares may result in our being a PFIC for any year. If we are a PFIC for any year during which a U.S. Holder holds our Rights or Common Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the Rights or Common Shares, absent a special election. For instance, if we cease to be a PFIC, a U.S. Holder may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to its Common Shares pursuant to which such U.S. Holder recognizes gain (which will be taxed under the default PFIC tax rules discussed below) as if such Common Shares had been sold on the last day of the last taxable year for which we were a PFIC. If a non-U.S. corporation is a PFIC for any taxable year and any of its non-U.S. subsidiaries is also a PFIC, a U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules.

     If we are a PFIC for any taxable year during which a U.S. Holder holds our Rights or Common Shares, such U.S. Holder will be subject to special tax rules with respect to any “excess distribution” that it receives and any gain it realizes from a sale or other disposition (including a pledge) of the Rights or Common Shares, unless the U.S. Holder makes a “mark-to-market” election, as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions such U.S. Holder received during the shorter of the three preceding taxable years and its holding period for the Rights or Common Shares will be treated as an excess distribution. Under these special tax rules, (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we became a PFIC will be treated as ordinary income, and (c) the amount allocated to each other taxable year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. You will be required to file IRS Form 8621 if you hold our Rights or Common Shares in any year in which we are classified as a PFIC.

     The tax liability for amounts allocated to taxable years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the disposition of the Rights or Common Shares cannot be treated as capital.

     Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to shares of a PFIC to elect out of the tax treatment discussed above. If a U.S. Holder makes a valid mark-to-market election for the Common Shares, the U.S. Holder will include in income each year an amount equal to the excess, if any, of the fair market value of the Common Shares as of the close of its taxable year over its adjusted basis in such Common Shares. The U.S. Holder is allowed a deduction for the excess, if any, of the adjusted basis of the Common Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Common Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Common Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Common Shares, as well as to any loss realized on the actual sale or disposition of the Common Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Common Shares. A U.S. Holder’s basis in the Common Shares will be adjusted to reflect any such income or loss amounts. If a U.S. Holder makes such an election, the tax rules that ordinarily apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the preferential tax rates applicable to long-term capital gains on dividends received from a “qualified foreign corporation” discussed above under “Distributions on Our Common Shares” would not apply. The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter on a “qualified exchange,” including the TSX and the NYSE MKT, or other market, as defined in applicable U.S. Treasury regulations. As provided under “Plan of Distribution -- Stock Exchange Approvals”, we cannot provide any assurances that the Rights or Common Shares will be listed on each of the TSX and the NYSE MKT on at least 15 days during each calendar quarter and traded in other than de minimis quantities. You are urged to consult your own tax advisor concerning the availability of the mark-to-market election.

     If a non-U.S. corporation is a PFIC, a holder of shares in that corporation can avoid taxation under the rules described above by making a “qualified electing fund” election to include the holder’s share of the corporation’s income on a current basis in gross income. However, a U.S. Holder can make a qualified electing fund election with respect to its Common Shares only if we furnish the U.S. Holder annually with certain tax information, and we do not intend to prepare or provide such information.

     U.S. Holders should note that neither the qualified electing fund nor the mark-to-market election is available with respect to the Rights.

     You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences of holding Common Shares if we are considered a PFIC in any taxable year.

Foreign Tax Credits

     Subject to certain conditions and limitations, including potential limitations under the Treaty, Canadian taxes paid on or withheld from distributions from us and not refundable to a U.S. Holder may be, at the election of such U.S. Holder, either credited against such U.S. Holder’s U.S. federal income tax liability or deducted from such U.S. Holder’s taxable income. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’ s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid by or withheld from a U.S. Holder that year. Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by us generally will constitute “foreign source” income and generally will be categorized as “passive category income.” Because the rules governing foreign tax credits are complex, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Health Care and Reconciliation Act of 2010

     On March 30, 2010, President Obama signed into law the Health Care and Reconciliation Act of 2010, which requires certain U.S. shareholders that are individuals, estates or trusts to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the Rights and Common Shares.

Information Reporting; Backup Withholding

     Certain U.S. Holders are required to report information relating to their investment in, or involvement in, a foreign corporation, by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their applicable tax return. Such information reporting may apply to the Rights and/or Common Shares. U.S. Holders should consult their own tax advisors regarding any such information reporting requirements.

     In general, payments made in the U.S. or through certain U.S. related financial intermediaries with respect to the ownership and disposition of the Rights and Common Shares will be required to be reported to the IRS unless the U.S. Holder is a corporation or other exempt recipient and, when required, demonstrates this fact. In addition, a U.S. Holder may be subject to a backup withholding (currently at a rate of 28%) on such payments unless the U.S. Holder (i) is a corporation or other exempt recipient and when required, demonstrates this fact or (ii) provides a taxpayer identification number and otherwise timely complies with applicable certification requirements. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability and such U.S. Holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

     THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION PURPOSES ONLY, DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE RIGHTS AND COMMON SHARES AND IS NOT TAX ADVICE. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE RIGHTS AND COMMON SHARES.

ELIGIBILITY FOR INVESTMENT

     In the opinion of Farris, counsel to the Corporation, provided that the Rights and Common Shares are listed on a designated stock exchange under the Tax Act (which includes the TSX), the Rights and the Common Shares issuable on the exercise of Rights, if issued on the date hereof, would be qualified investments under the Tax Act for a trust governed by a registered retirement savings plan (an “RRSP”), registered retirement income fund (an “RRIF”), registered education savings plan, registered disability savings plan, deferred profit sharing plan and a tax-free savings account (a “TFSA”).

     Notwithstanding that the Rights and Common Shares may be qualified investments for a trust governed by a TFSA, RRSP or RRIF, the holder of a TFSA or the annuitant of an RRSP or RRIF, as the case may be, will be subject to a penalty tax in respect of the Rights and Common Shares, if such Rights and Common Shares are a “prohibited investment” (as defined in the Tax Act) for the TFSA, RRSP or RRIF. The Rights and Common Shares will not be a “prohibited investment” for a trust governed by a TFSA, RRSP or RRIF provided that the holder of the TFSA or the annuitant of an RRSP or RRIF, as the case may be, deals at arm’s length with the Corporation for purposes of the Tax Act and does not have a “significant interest” (within the meaning of the Tax Act) in the Corporation or in any person or partnership with which the Corporation does not deal at arm’s length for purposes of the Tax Act.

LEGAL MATTERS

     Certain legal matters in connection with the Rights Offering and to the Rights to be distributed pursuant to this prospectus will be reviewed on behalf of the Corporation by Farris. Certain legal matters relating to United States federal laws will be passed upon by Troutman Sanders LLP, New York, New York. As of May 23, 2013, the partners and associates of Farris and Troutman Sanders LLP, as a group, beneficially owned, directly or indirectly, less than 1% of the outstanding Common Shares.

INTERESTS OF EXPERTS

     PricewaterhouseCoopers LLP has advised the Corporation that it is independent within the meaning and in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia.

     The following qualified persons (within the meaning of NI 43-101) participated in the preparation of the Technical Report:

1.	Pierre Desautels, P.Eng., AGP Mining Consultants Inc. ("AGP");

2.	Gordon Zurowski, P.Eng., AGP;

3.	Karl Everett, P.E., Foth Infrastructure & Environment, LLC ("Foth");

4.	David Dreisinger, director of the Corporation; and

5.	William Murray, director of the Corporation.

     Neither AGP nor Foth nor any director, officer, employee or partner thereof, as applicable, (i) has received a direct or indirect interest in the property of the Corporation or of any associate or affiliate of the Corporation, or (ii) is currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or of any associates or affiliates of the Corporation.

     As of the date hereof, Messrs. Desautels, Zurowski, Everett and Dreisinger collectively beneficially own, directly or indirectly, less than 1% of the Corporation's outstanding securities of any class. As of the date hereof, Mr. Murray owns 2,196,976 Common Shares, representing approximately 1.1% of the Corporation's outstanding securities.

AUDITOR, REGISTRAR TRANSFER AGENT AND REGISTRAR AND SUBSCRIPTION AGENT

     PricewaterhouseCoopers LLP of Vancouver, British Columbia is the Corporation’s auditor.

     Computershare Investor Services Inc. is the Corporation’s registrar and transfer agent at its principal offices in Vancouver, British Columbia. Computershare Investor Services Inc., with its principal office in Toronto, is acting as the Subscription Agent for this Rights Offering and as registrar and transfer agent with respect to any Common Shares issued upon the exercise of Rights or pursuant to any Standby Shares issued pursuant to the Standby Commitment.

CANADIAN PURCHASERS’ STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

     Securities legislation in certain provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. You should refer to applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

DOCUMENTS FILED AS PART OF REGISTRATION STATEMENT

     The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the 2013 AIF; (ii) the Annual Financial Statements; (iii) the material change report dated October 15, 2012; (iv) the material change report dated April 17, 2013; (v) the material change report dated May 14, 2013; (vi) the 2012 Circular; (vii) the Technical Report; (viii) Consent of PricewaterhouseCoopers LLP; (ix) Consent of Farris; (x) Consent of AGP Mining Consultants Inc.; (xi) Consent of Pierre Desaultels; (xii) Consent of Gordon Zurowski; (xiii) Consent of David Dreisinger; (xiv) Consent of William Murray; (xv) Consent of Karl Everett; and (xvi) Powers of Attorney.

C- 1

CERTIFICATE OF THE CORPORATION

May 23, 2013

This short form prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation of each of the provinces of British Columbia, Alberta and Ontario.

POLYMET MINING CORP.

By: (Signed) JONATHAN CHERRY	By: (Signed) DOUGLAS NEWBY
President and Chief Executive Officer	Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

By: (Signed) WILLIAM MURRAY	By: (Signed) DAVID DREISINGER
Director	Director

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

     The laws of British Columbia and PolyMet Mining Corp.’s articles permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act of 1933, as amended.

     Under Sections 159 to 165 of the Business Corporations Act (British Columbia) (the “BCBCA”), we are permitted to indemnify a past or present director or officer of us without obtaining prior court approval in respect of an “eligible proceeding”. An “eligible proceeding” includes any legal proceeding relating to the activities of the individual as a director or officer of us. However, under the BCBCA, we will be prohibited from paying an indemnity or making the payment of expenses if:

     (a) the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement was made, we were prohibited from giving the indemnity or paying the expenses by our articles;

     (b) the indemnity or payment is made otherwise than under an earlier agreement to indemnity or pay expenses and, at the time that the indemnity is made, we are prohibited from giving the indemnity or paying the expenses by our articles;

     (c) the party did not act honestly and in good faith with a view to our best interests;

     (d) the proceeding was not a civil proceeding and the party did not have reasonable grounds for believing that his or her conduct was lawful; and

     (e) the proceeding is brought against the party by us or an associated corporation.

     Under Section 164 of the BCBCA, the Supreme Court of British Columbia may, on our application or the applicable of an eligible party:

     (a) order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

     (b) order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

     (c) order the enforcement of, or payment under, an agreement of indemnification entered into by us;

     (d) order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCAS; or

     (e) make any other order the court considers appropriate.

     We may indemnify directors, officers, employees and agents, subject to the limits imposed under the BCBCA.

     Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

     Under the BCBCA, the articles of the company may affect our power or obligation to give an indemnity or pay expenses to the extent that the articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the BCBCA.

     Our articles provide that we will indemnify any of our directors, former directors, alternate directors or senior officers and his or her heirs and legal personal representative against all eligible penalties to which such person is or may be liable, and we must after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

Exhibits

Exhibit
Number	Description
4.1	Standby Purchase Agreement, dated as of April 10, 2013, between the Registrant and Glencore AG (Filed herewith).

4.2

Annual Information Form of the Registrant for the year ended January 31, 2013 (incorporated by reference to the Registrant’s Annual Report on Form 20-F for the fiscal year ended January 31, 2013 filed with the Securities and Exchange Commission on April 22, 2013).

4.3

Audited consolidated financial statements, including notes thereto, as at January 31, 2013 and January 31, 2012 and for each of the years in the three-year period ended January 31, 2013, together with the auditors’ report thereon, and the management’s discussion and analysis relating thereto (incorporated by reference to the Registrant’s Annual Report on Form 20-F for the fiscal year ended January 31, 2013 filed with the Securities and Exchange Commission on April 22, 2013).

4.4

Management Information Circular dated June 7, 2012 in connection with the Registrant's annual and special meeting of shareholders held on July 10, 2012 (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on June 15, 2012).

4.5

Technical Report entitled “Updated NI 43-101 Technical Report on the NorthMet Deposit, Minnesota, USA dated October 12, 2012 and amended January 14, 2013 (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on April 5, 2013).

4.6

Material Change Report of the Registrant dated October 15, 2012 announcing that pursuant to a subscription agreement entered into November 12, 2010, the Corporation and Glencore AG completed the final tranche of a three tranche distribution (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on October 15, 2012).

4.7

Material Change Report of the Registrant dated May 14, 2013 announcing the completion of the drafting of the preliminary supplemental draft Environmental Impact Statement (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on May 14, 2013).

5.1	Consent of PricewaterhouseCoopers LLP (Filed herewith).

5.2	Consent of Farris, Vaughan, Wills & Murphy LLP (Filed herewith).

5.3	Consent of AGP Mining Consultants Inc. (Filed herewith)

5.4	Consent of Pierre Desaultels (Filed herewith).

5.5	Consent of Gordon Zurowski (Filed herewith).

5.6	Consent of David Dreisinger (Filed herewith).

5.7	Consent William Murray (Filed herewith).

5.8	Consent of Karl Everett (Filed herewith).

6.1*	Powers of Attorney.

_________________________
* Previously filed

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

     The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

     Concurrently with the initial filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X. Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada, on May 23, 2013.

POLYMET MINING CORP

By:	/s/ Douglas J. Newby
Name:	Douglas J. Newby
Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Jonathan Cherry	President, Chief Executive Officer	May 23, 2013
Jonathan Cherry	(Principal Executive Officer) and
Director

/s/ Douglas J. Newby	Chief Financial Officer (Principal	May 23, 2013
Douglas J. Newby	Financial and Accounting Officer)

*	Chairman and Director	May 23, 2013
W. Ian L. Forrest

*	Director	May 23, 2013
David Dreisinger

*	Director	May 23, 2013
Al Hodnik

*	Director	May 23, 2013
William Murray

*	Director	May 23, 2013
Stephen Rowland

*	Director	May 23, 2013
Frank Sims

*	Director	May 23, 2013
Michael Sill

* By: /s/ Douglas J. Newby		May 23, 2013
Douglas J. Newby
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment No.1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on May 23, 2013

POLYMET MINING CORP

By:	/s/ Douglas J. Newby
Name:	Douglas J. Newby
Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
4.1	Standby Purchase Agreement, dated as of April 10, 2013, between the Registrant and Glencore AG (Filed herewith).

4.2

Annual Information Form of the Registrant for the year ended January 31, 2013 (incorporated by reference to the Registrant’s Annual Report on Form 20-F for the fiscal year ended January 31, 2013 filed with the Securities and Exchange Commission on April 22, 2013).

4.3

Audited consolidated financial statements, including notes thereto, as at January 31, 2013 and January 31, 2012 and for each of the years in the three-year period ended January 31, 2013, together with the auditors’ report thereon, and the management’s discussion and analysis relating thereto (incorporated by reference to the Registrant’s Annual Report on Form 20-F for the fiscal year ended January 31, 2013 filed with the Securities and Exchange Commission on April 22, 2013).

4.4

Management Information Circular dated June 7, 2012 in connection with the Registrant's annual and special meeting of shareholders held on July 10, 2012 (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on June 15, 2012).

4.5

Technical Report entitled “Updated NI 43-101 Technical Report on the NorthMet Deposit, Minnesota, USA dated October 12, 2012 and amended January 14, 2013 (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on April 5, 2013).

4.6

Material Change Report of the Registrant dated October 15, 2012 announcing that pursuant to a subscription agreement entered into November 12, 2010, the Corporation and Glencore AG completed the final tranche of a three tranche distribution (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on October 15, 2012).

4.7

Material Change Report of the Registrant dated May 14, 2013 announcing the completion of the drafting of the preliminary supplemental draft Environmental Impact Statement (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on May 14, 2013).

5.1	Consent of PricewaterhouseCoopers LLP (Filed herewith).

5.2	Consent of Farris, Vaughan, Wills & Murphy LLP (Filed herewith).

5.3	Consent of AGP Mining Consultants Inc. (Filed herewith)

5.4	Consent of Pierre Desaultels (Filed herewith).

5.5	Consent of Gordon Zurowski (Filed herewith).

5.6	Consent of David Dreisinger (Filed herewith).

5.7	Consent William Murray (Filed herewith).

5.8	Consent of Karl Everett (Filed herewith).

6.1*	Powers of Attorney.

_________________________
* Previously Filed